As Filed with the Securities and Exchange Commission on April 24, 2008
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 SKINS INC.
(Name of Registrant As Specified in its Charter)

Nevada	3140	20-4711789
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)
1115 Broadway, 12th Floor
New York, NY 10010
(212) 710-2712
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Mark Klein
Chief Executive Officer
1115 Broadway, 12th Floor
New York, NY 10010
(212) 710-2712
(Name, Address and Telephone Number of Agent for Service)

 Copies to
Thomas J. Poletti, Esq.
Anh Q. Tran, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

 Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered (1)	Per Share (2)	Offering Price(2)	Fee
Common Stock, $.001 par value per share (3)	13,503,225	$0.46	$6,211,484	$244.11
Common Stock, $.001 par value per share (4)	1,602,274	$0.46	$737,046	$28.97
Common Stock, $.001 par value per share (5)	13,503,225	$0.46	$6,211,484	$244.11
Total Registration Fee				$517.19	(6)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee and represents the average of the high and the low prices of the Registrant’s common stock on April 22, 2008.

(3)
Represents shares of the Registrant’s common stock previously issued in connection with an April 2008 private placement that are being registered for resale by the selling stockholders named in the prospectus or a prospectus supplement.

(4)
Represents shares of the Registrant’s common stock previously issued in connection the issuance and repayment of secured promissory notes. The shares are being registered for resale by the selling stockholders named in the prospectus or a prospectus supplement.

(5)
Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the exercise of warrants that have been previously issued in connection with an April 2008 private placement to the selling stockholders named in the prospectus or a prospectus supplement.

(6)	Paid herewith.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated April 24, 2008

28,608,724 SHARES

SKINS INC.

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 28,608,724 shares of our common stock, which consists of (i) 13,503,225 shares of common stock issued in our April 2008 private placement, (ii) 13,503,225 shares of common stock issuable upon the exercise of warrants that were issued in our April 2008 private placement, and (iii) 1,602,274 shares of common stock that were issued in connection with our issuance of secured promissory notes during the period from December 2007 to March 2008. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions or a combination of such methods of sale directly or through brokers. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised.

Our shares of common stock are listed on the OTC Bulletin Board. Our shares are listed under the symbol “SKNN.” On April 22, 2008, the closing sales price for our common stock on the OTC Bulletin Board was $0.50 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” beginning on page 4.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: ____________________, 2008

________________

TABLE OF CONTENTS

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

PROSPECTUS SUMMARY	1

SUMMARY FINANCIAL DATA	3

RISK FACTORS	4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	14

USE OF PROCEEDS	15

DIVIDEND POLICY	15

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	15

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	17

DESCRIPTION OF BUSINESS	26

MANAGEMENT	32

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40

SELLING STOCKHOLDERS	43

PLAN OF DISTRIBUTION	46

DESCRIPTION OF SECURITIES	48

SHARES ELIGIBLE FOR FUTURE SALE	50

LEGAL MATTERS	50

EXPERTS	50

ADDITIONAL INFORMATION	51

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1

SIGNATURES	II-8

PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading "Risk Factors" beginning on page 4.

Our Company

We, Skins Inc. and subsidiary (“we,” “us,” “our,” or “Company”), a Nevada corporation, are a development stage company. We have not yet realized any revenues from our planned operations. We have designed and continue to develop a two-part, footwear structure consisting of an outer collapsible Skin and an inner orthopedic support section called the Bone. We believe the design will allow consumers to purchase one inner section and numerous outer Skins, resulting in multiple style variations from the same pair of shoes, with the same feel and fit despite which Skin is being worn.

Since consumers typically prefer to try on shoes before a purchase, footwear sales traditionally occur in locations that have footwear-selling expertise. We believe we should be able to market our products via traditional footwear channels but also via non-traditional channels including the Internet and retail locations without a footwear department. Once a consumer owns a Bone, any Skin purchased in the same size will fit and a consumer will not need to be concerned as to the fit or feel of the product at that point, allowing the purchase of a Skin to be done through non-traditional footwear channels.

Our primary activities to date have been conducting research and development, performing business, strategic and financial planning, and raising capital.

Corporate Information

We are incorporated in the State of Nevada. Our principal executive offices are located at 1115 Broadway, 12th Floor, New York, NY 10010 and our telephone number is (212) 561-5111. Our shares of common stock are listed for quotation on the Over-the-Counter Bulletin Board under the symbol “SKNN.OB.”

Recent Events

April 2008 Private Placement

On April 9, 2008, we sold a total of 13,403,225 units to 27 investors and raised aggregate gross proceeds of approximately $2,680,645 in a private offering. Of the gross proceeds of $2,680,645 raised in the offering,

(i)	$1,935,000 represents cash received by the Company from investors,

(ii)	$705,000 represents an amount due under six secured promissory notes previously issued by the Company that was invested by five holders into this offering, and

(iii)	$40,645 represents amounts owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them.

The purpose of the Private Placement was to raise working capital. In addition, the Company issued 100,000 units to a financial consultant that provided services in connection with the offering in lieu of $20,000 payment in cash for such services.

April 2008 Option Repricing

On April 2, 2008, we repriced a total of 2,794,625 options that we had previously granted to certain of our employees, directors and consultants. The options, all of which had been previously issued pursuant to our Amended And Restated 2005 Incentive Plan (the “Plan”), were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of our common stock on the date the Board of Directors approved the transaction. The Board of Directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of our company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing. The repriced options had originally been issued with $.80 to $1.37 per share option exercise prices, which prices reflected the then current market prices of our stock on the dates of original grant. As a result of the recent sharp reduction in our stock price, our Board of Directors believed that such options no longer would properly incentivize our employees, officers, directors and consultants who held such options to work in the best interests of our company and stockholders.

December 2007 through March 2008 Promissory Notes

From December 2007 through March 2008, we issued Secured Promissory Notes in a total amount of $705,000 to various lenders. The Notes bore interest at the rate of 5% per annum compounded annually and were secured by the grant of a security interest by us to the Lenders in all of our intellectual property rights, patents, copyrights, trademarks which we now have or acquire and all proceeds and products thereof. We agreed to repay the Loan upon our completion of a financing, and in no event later than six months from each of the Notes’ date of issuance. Pursuant to the Notes, and in consideration of entering into the Notes, the Lenders received a total of 1,285,976 shares of our common stock. In addition, the Lenders received piggy-back registration rights with respect to the shares. In April 2008, we conducted a private placement and the Lenders invested the principal amounts due under the Notes into the placement and waived interest due under the Notes. As part of the consideration, we issued an additional 316,298 shares of common stock to the Lenders as part of the transaction.

May 2007 Private Placement

On May 21, 2007, we sold a total of 4,000,000 units to seven investors and raised an aggregate of $3,000,000 in a private offering. The offering was made pursuant to a subscription agreement dated May 21, 2007. Each unit consists of one share of our common stock and one share purchase warrant, exercisable at an exercise price of $1.00 per share at any time upon election of the holder during the 30 month period following the offering. We registered all of the securities issued pursuant to the private placement.

The Offering

Common stock offered we are offering	28,608,724 shares (1)

Common stock outstanding after the offering	56,066,793 shares (2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders, except for funds from the exercise of warrants by the selling stockholders, if and when exercised.
OTC Bulletin Board	Our shares are listed on the OTC Bulletin Board under the symbol “SKNN.OB.”
Risk factors
Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4.

(1)
Consists of 15,105,499 shares of our common stock that were issued to the selling stockholders and 13,503,225 shares of our common stock issued or issuable upon the exercise of warrants that were issued to the selling stockholders.

(2)
The number of shares of our common stock outstanding as of April 21, 2008 excludes (i) 4,714,714 shares of our common stock issuable upon exercise of outstanding warrants, (ii) 3,486,500 shares of our common stock issuable upon exercise of outstanding stock options, and (iii) 1,513,500 available for issuance under our Amended and Restated 2005 Incentive Plan.

SUMMARY FINANCIAL DATA

The following gives a summary of our most recent balance sheet data as of December 31, 2007 and 2006 and our statements of operations data for the years ended December 31, 2007 and 2006 and the period from inception May 18, 2004 (inception) to December 31, 2007. The information below is only a summary. You should also read the historical financial statements, related notes and management’s discussion and analysis or plan of operation contained elsewhere in this prospectus. We are providing financial and other information for informational purposes only.

Consolidated Statements of Operations	Year Ended December 31,		Period from Inception (May 18, 2004 -
	2007	2006	Dec 31, 2007)

	(in thousands, except share and per share amounts)

Operating Expenses:

Design and development	$1,859	$337	$2,335

Selling, general and administrative	4,781	2,478	7,779

Total operating expenses	6,640	2,815	10,114

Operating Loss	$(6,640)	$(2,815)	$(10,114)

Unrealized (loss) on derivative instruments	-	(1,285)	(1,307)
Liquidated damages	5	(27)	(22)
Interest Income	48	28	76
Loss on disposal of property and equipment	(22)	-	(22)
Amortization of discount on note payable	(3)	-	(3)
Interest expense	-	(1)	(5)

Net loss	$(6,612)	$(4,100)	$(11,397)

Basic and diluted loss per share	$(0.18)	$(0.14)

Weighted average number of common shares outstanding, basic and diluted	37,888,638	29,948,876

Consolidated Balance Sheets	As of December 31,
	2007	2006

	(in thousands)

Current Assets	$257	$1,920
Total Assets	459	2,035
Current Liabilities	869	305
Total Liabilities	869	305
Total Stockholders’ Equity	(410)	1,730

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Skins Inc. is the 100% parent of Skins Footwear Inc. and Skins Inc.'s sole business operation consists of the operations of Skins Footwear Inc. The discussion below refers to the registrant, Skins Inc., and its wholly-owned subsidiary, Skins Footwear Inc, which are referred to in the discussion below as “Skins,” the “Company,” “we,” “us,” and “our.” The trading price of our common stock could decline due to any of these risks, and an investor may lose all or part of his or her investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by our company described below and elsewhere in this prospectus.

RISKS RELATED TO OUR BUSINESS

We are a development stage company with a limited operating history on which to evaluate our business.

Our business prospects are difficult to predict because of our limited operating history, early stage of development, unproven business strategy and unproven product. We are a development stage company that has yet to generate any revenue since our inception. Since our inception in May 2004, it has been our business plan to design, develop, manufacture and distribute our sole product type--footwear with an interchangeable outer skin. Our Skins shoe product has only been introduced to selected test markets and there is no guarantee that our product will be able to generate any significant revenues. To the extent that we are able to implement our business plan, our business will be subject to all of the problems that typically affect a business with a limited operating history, such as unanticipated expenses, capital shortfalls, delays in design and manufacturing and possible cost overruns.

We have a history of losses and we anticipate that our expenses will dramatically increase as we execute our business plan. Thus, we will likely experience continued losses in the near future and may not ever achieve or maintain profitability.

We have yet to initiate sales or demonstrate that we can generate sufficient sales to become profitable. We incurred significant net losses since our inception in May 2004, including a net loss of $6,612,193 and $4,100,278 for the years ended December 31, 2007 and 2006, respectively. As of December 31, 2007, we had an accumulated deficit of approximately $11,021,633. We expect to continue to incur operating losses in the future. Further, we expect operating expenses to increase as we seek to finalize our designs, build relationships with manufacturers and a distribution channel for product introductions, continue design and development projects, and increase administrative activities to support our planned growth. The extent of our future operating losses and the timing of our profitability are highly uncertain, and we may never generate sufficient revenues to achieve or sustain profitability.

We will need to raise additional funds in the future to continue our operations and these funds may not be available on acceptable terms or at all.

In May 2007 the Company sold a total of 4,000,000 units in a private offering for aggregate proceeds of $3,000,000, and in April 2008, the Company conducted another private placement that raised approximately $2,680,645 in gross proceeds. The Company has also raised approximately $705,000 by issuing secured promissory notes entered into from December 2007 through March 2008, all of which were invested in the April 2008 private placement in lieu of repayment.

We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however we currently do not have commitments from third parties for additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue and expand our business. We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. Our ability to obtain additional funding in year 2008 and thereafter will determine our ability to continue as a going concern. There can be no assurances that these plans for additional financing will be successful. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, results of operations and stock price and require us to implement cost reduction initiatives and curtail operations. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

Our independent registered public accountants indicate that they have substantial doubts that we can continue as a going concern, which may negatively affect our ability to raise additional funds and otherwise operate our business. If we fail to raise sufficient capital, we will not be able to implement our business plan, we may have to liquidate our business, and you may lose your investment.

Mahoney Cohen & Company, CPA, P.C., our independent registered public accountants, has added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2007 indicating that it has substantial doubt about our ability to continue as a going concern given our recurring losses from operations and deficiencies in working capital and equity. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to implement our business plan, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountants' comments when determining if an investment in us is suitable.

We face risks related to our accounting restatements.

In August and September 2006, we determined that we had accounting inaccuracies in previously reported financial statements and decided to restate our financial statements for the year ended December 31, 2005 and the three months and six months ended March 31, 2006 and June 30, 2006, respectively. The restatements related to our determination that we misapplied accounting principles generally accepted in the United States of America in relation to (i) options granted on October 24, 2005 that were cancelled and replaced on March 16, 2006, (ii) derivative instruments that existed at December 31, 2005, March 31, 2006 and June 30, 2006, and (iii) 122,000 fully vested common stock shares granted to two of the Company's shareholders on April 3, 2006 for consulting services to be provided over a two year term. Such restatement of our financial statements could lead to litigation claims and/or regulatory proceedings against us. The defense of any such claims or proceedings may cause the diversion of management's attention and resources, and we may be required to pay damages if any such claims or proceedings are not resolved in our favor. Any litigation or regulatory proceeding, even if resolved in our favor, could cause us to incur significant legal and other expenses. We also may have difficulty raising equity capital or obtaining other financing, such as lines of credit or otherwise. We may not be able to effectuate our current operating strategy, including our ability effect the initial launch of our product and obtain additional financing in the future. The occurrence of any of the foregoing could harm our business and reputation and cause the price of our securities to decline.

Our business is based on a single unproven and undeveloped product, and we may not be able to generate significant revenue if our product fails.

We are a development stage company with no current line of products. Our business and ability to generate revenue will depend on our ability to successfully develop and commercialize our only product type--the Skins and Bone shoe--which is currently in development and testing stages. We have conducted various wear, fit and abrasion testing on our product, but there is no guarantee that the product will ever be fully and successfully developed. We may experience unforeseen difficulties during our testing and development of our product, which may require us to expend a significant amount of resources in an attempt to address any faults that are discovered. Such faults may be related to comfort, durability, appearance and any other characteristics that would affect the commercial viability of the product.

Further, even if we are able to develop and release our product, there can be no assurance that it will be well-received by the market or that it will generate any substantial revenue. Accordingly, our failure to generate revenue from our sole product type will have a significant negative impact on our business and results of operation, and shareholders in our company may lose all or part of their investment.

Our management has a limited amount of senior management experience in manufacturing footwear and apparel industry and limited design experience in the industry.

Our company is new to the footwear industry and our management has limited experience conducting business with overseas manufactures. The lack of experience in footwear management and the non-traditional design of our footwear may make it difficult to compete against companies that have more senior management and are manufacturing conventional footwear designs. We expect to add additional key personnel in the near future. Our failure to attract and fully integrate our new employees into our operations or successfully manage such employees could have a material adverse effect on our business, financial condition and results of operations.

Our future success depends on our ability to respond to changing consumer demands, to identify and to interpret fashion trends and successfully to market new products.

The footwear industry is subject to rapidly changing consumer demands and fashion trends, particularly in the “high fashion” market that we intend to market our product. Accordingly, we must identify and interpret fashion trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial product development and marketing efforts and expenditures. If we do not meet changing consumer demands or are unable to continually develop styles that appeal to current consumer demands, our results of operations will be negatively impacted. In addition, we will have to make decisions about product designs and marketing expenditures several months in advance of the time when consumer acceptance can be determined, which makes it more difficult to appeal to current demands. If we fail to anticipate, identify or react appropriately to changes in styles and trends or are not successful in marketing our products, we could experience excess inventories, higher than normal markdowns or an inability to sell our products once and if the products are available.

Our business and the success of our products could be harmed if we are unable to establish and maintain a brand image.

We believe that establishing the Skins brand is critical to achieving acceptance of our footwear products and to establishing key strategic relationships. As a new company with a new brand, we believe that we have little to no brand recognition with the public. We may experience difficulty in establishing a brand name that is well-known and regarded, and any brand image that we may be able to create may be quickly impaired. The importance of brand recognition will increase when and if our competitors create products that are similar to our products. Even if we are able to establish a brand image and react appropriately to changes in consumer preferences, consumers may consider our brand image to be outdated or associate our brand with styles of footwear that are no longer popular. In the past, footwear companies have experienced fluctuations in revenues and sales due, at least in part, to changes in the companies' brand image. Our results of operations may be similarly affected in the future should our products even be successfully launched.

We may fail in introducing and promoting our new products to the footwear market, which will have an adverse effect on our ability to generate revenues.

Demand for and market acceptance of new products such as the Skin and Bones product type is inherently uncertain. We expect that our revenue, if and when generated, will come from the sale of our products, and our ability to sell our products will depend on various factors, including the eventual strength, if any, of our brand name, competitive conditions and our access to necessary capital. If we fail to introduce and promote our products, we may not be able to generate any significant revenues. In addition, as part of our growth strategy, we intend to expand our product offerings to introduce products in multiple categories. This strategy may however prove unsuccessful and our association with failed products could impair our brand image. Introducing and achieving market acceptance for these products will require, among other things:

•	the establishment of our brand;

•	the development and application of advanced performance technologies to our planned product introductions;

•	the establishment of key relationships with designers of and customers for our apparel products; and

•	substantial marketing and product development efforts and expenditures to create and sustain consumer demand.

When and if our products are introduced and commercially available, we expect to rely on licensees for sales outside the U.S., and our dependence on licensees may adversely impact our business and results of operations.

We expect that our sales outside the U.S., if any, will be conducted through licensees. Any dependence on licensees will subject us to a number of risks, including:

•
Our brand image will be dependent, in part, on the marketing efforts of our licensees and on the quality of the products that licensees distribute. If licensees or their sponsors or endorsers do not maintain our brand image or our licensees fail to adhere to our quality control standards, our brand image could suffer.

•
We expect that our licensees will likely have the exclusive right to distribute products in a particular country or region. Licensees may engage in the trans-shipment, or gray marketing, of goods to countries where they are not licensed to sell products.

•	Licensees may use manufacturers who fail to meet our human rights or product quality standards, which could harm our brand image and reputation.

•	Licensees may fail to timely and accurately report sales and licensing income to us.

•	Our reserve for unpaid licensee revenue may be insufficient.

Revenue we may receive from international licensees will subject us to the risks of doing business abroad, including, political risks, foreign currency risks, funds transfer restrictions and exposure to different legal standards, particularly with respect to intellectual property.

Our business could be harmed if we fail to maintain proper inventory levels once product is available.

We may have difficulty in determining and maintaining the proper inventory levels for our Skins shoe product and styles, and if our inventory levels are too high or low, our results of operations will suffer. We plan to market our Skins shoe product as a “high level” style and fashion product, and, as a result, we will be subject to a higher risk of having an overstocked inventory because such styles and fashions change quickly and past styles can be rapidly considered obsolete. We expect to place orders with manufacturers for most of our products prior to the time we receive customer orders. Our inventory levels that are in excess of any customer demand, if any, that may develop for our products, once available, may result in an inventory of unfashionable product styles, inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image as it is built and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate any consumer demand for our products that may develop or if our manufacturers, which are located in China and Italy, fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer and distributor relationships, and diminish any brand loyalty that we may be able to foster.

We expect to rely on independent contract manufacturers and, as a result, will be exposed to potential disruptions in product supply.

Our footwear products will likely be manufactured by independent contract manufacturers. We will not have long-term contracts with manufacturers and will compete with other footwear companies for production facilities. We could experience difficulties with these manufacturers, including reductions in the availability of production capacity, failure to meet our quality control standards, failure to meet production deadlines or increased manufacturing costs. This could result in future customers, if any, canceling orders, refusing to accept deliveries or demanding reductions in purchase prices, any of which could have a negative impact on our cash flow and harm our business.

We are likely to depend upon a relatively small group of customers for a large portion of our sales.

Our customers are not likely to have a contractual obligation to purchase our products once they are available and we cannot be certain that we will be able to retain major customers. We are likely to rely at all stages of our business on certain significant customers, as they may develop. Furthermore, the retail industry regularly experiences consolidation, contractions and closings. If there are further consolidations, contractions or closings in the future, we may lose future customers or be unable to collect accounts receivable of major customers in excess of amounts that we may insure. If we lose a major customer in the future, experience a significant decrease in sales to a major customer or are unable to collect the accounts receivable of a major customer in excess of amounts insured, our business could be harmed.

Any international sales and manufacturing operations we are able to develop will be subject to the risks of doing business abroad, which could affect our ability to sell or manufacture our products in international markets, obtain products from foreign suppliers or control the costs of our products.

Substantially all of any net sales we may be able to develop are likely to be derived from sales of footwear manufactured in foreign countries, which will most likely be China. We also expect to sell our footwear products in foreign countries and plan to establish international sales efforts over time as part of our growth strategy. Foreign manufacturing and sales will be subject to a number of risks, including:

•	work stoppages;

•	natural disasters and outbreaks pandemic diseases (such as the Avian Flu);

•	political and social unrest, including U.S. military presence in Iraq;

•	changing domestic and foreign economic conditions;

•	currency exchange rate fluctuations;

•	electrical shortages;

•	transportation delays or damage to products in transit;

•	the imposition of tariffs and trade duties both international and domestically;

•	import and export controls and other non-tariff barriers;

•	exposure to different legal standards (particularly with respect to intellectual property);

•	compliance with foreign laws; and

•	changes in domestic and foreign governmental policies.

The effects of these factors could restrict our ability to manufacture or sell our shoe products in a particular country and have a negative impact on our operating results.

Our business could be harmed if our future contract manufacturers, suppliers or licensees violate labor or other laws.

Once we are able to retain them, our independent contract manufacturers, suppliers and licensees may not operate in compliance with applicable United States and foreign laws and regulations, including labor practices. If one of any of our possible future independent contract manufacturers, suppliers or licensees violates labor or other laws or diverges from those labor practices generally accepted as ethical in the United States, we could result in adverse publicity for us, damage our reputation in the United States or render our conduct of business in a particular foreign country undesirable or impractical, any of which could harm our business.

We expect that once our products are introduced and when, and if, we are able to generate revenue on our products, our quarterly revenues and operating results will fluctuate as a result of a variety of factors, including seasonal fluctuations in demand for footwear, delivery date delays and potential fluctuations in our annualized tax rate, which may result in volatility of our stock price.

Once and if established, our quarterly revenues and operating results can be expected to fluctuate due to a number of factors, many of which are beyond our control. For example, sales of footwear products have historically been seasonal in nature with the strongest sales generally occurring in the second and third quarters. Delays in scheduling or pickup of purchased products by domestic customers could negatively impact our net sales and results of operations for any given quarter. In addition, a number of companies in the footwear industry specifically, and others in the fashion and apparel industry in general, have experienced periods of growth in revenues and earnings and thereafter periods of declining sales and losses, based on the market reception of their collection of products for a particular season. Also, our annualized tax rate will be based on projections of our domestic and international operating results for the year, which we will review and revise as necessary at the end of each quarter, and we will be highly sensitive to fluctuations in projected international earnings. Any quarterly fluctuations in our annualized tax rate that may occur could have a material impact on our quarterly operating results. As a result of these specific and other general factors, our operating results will likely vary from quarter to quarter and the results for any particular quarter may not be necessarily indicative of results for the full year.

We will face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our business could be harmed.

We will face intense competition in the footwear industry from other established companies. We have no product sales, introductions, manufacturing or brand equity. All of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas will enable them to better withstand periodic downturns in the footwear industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we expect to compete, further increasing competition in the footwear industry.

We believe that our ability to compete successfully will depend on a number of factors, including the style and quality of our products once marketed and the strength of our brand, once established, as well as many factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products.

We depend on key personnel to manage our business effectively in a rapidly changing market, and if we are unable to retain existing personnel, our business could be harmed.

Our future success depends upon the continued services of Mark Klein, President and Chief Executive Officer. The loss of the services of Mr. Klein or any other key employee could harm us. Our future success also depends on our ability to identify, attract and retain additional qualified personnel. Competition for employees in our industry is intense and we may not be successful in attracting and retaining such personnel.

The disruption, expense and potential liability associated with unanticipated future litigation against us could have a material adverse effect on our business, results of operations and financial condition.

We expect to be subject to various legal proceedings and threatened legal proceedings from time to time as part of our ordinary business. We are not currently a party to any legal proceedings. However, any unanticipated litigation in the future, regardless of merits, could significantly divert management's attention from our operations and result in substantial legal fees to it. Further, there can be no assurance that any actions that have been or will be brought against us will be resolved in our favor or, if significant monetary judgments are rendered against us, that we will have the ability to pay such judgments. Such disruptions, legal fees and any losses resulting from these claims could have a material adverse effect on our business, results of operations and financial condition.

Our ability to compete will be jeopardized if we are unable to protect our intellectual property rights or if we are sued for intellectual property infringement.

We hope to use trademarks on most or all of our products and believe that having distinctive marks that are readily identifiable will be an important factor in creating a market for our goods, in identifying our and in distinguishing our products from the products of others.

We own one issued United States patent claiming the modular shoe system; this patent issued February 6, 2007 as U.S. patent number 7,171,768 (the ‘768 patent).  Additionally we have two pending U.S. patent applications also claiming certain aspects of the modular shoe system: U.S. patent application serial number (USPASN) 11/638,166 filed December 13, 2006, which is a continuation of ‘768 patent, and  USPASN 11/578,741 which is a national phase application of Patent Cooperation Treaty (PCT) international application serial number PCT/US04/033446 (the '446 application).  The '446 application has also been nationalized in Australia, Canada, China (PRC), Europe, Hong Kong, Israel, Japan, Korea, New Zealand and the Russian Federation.

We believe that our ability to achieve success will depend primarily upon our ability to be effective in design, research and development, production and marketing rather than upon our patent position, however, we expect to establish a policy of filing applications for United States and foreign patents on designs and technologies that we deem valuable. If we fail to protect or maintain our trademarks, we may lose or damage our intellectual property rights and impair our ability to generate revenue in the future.

We may incur significant litigation expenses protecting our intellectual property or defending our use of intellectual property, which may have a material adverse effect on our cash flow and results of operations.

If our efforts to protect our intellectual property rights are inadequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the intellectual property rights of others, we could incur substantial significant legal expenses in resolving such disputes.

Our competitors may develop similar, non-infringing products that adversely affect our ability to generate revenues.

Our competitors may be able to produce a footwear product that is similar to our product without infringing on our intellectual property rights. Since we have yet to establish any significant brand recognition for our product, we could lose a substantial amount of business due to competitors developing products similar to our Skin and Bones footwear product. As a result, our future growth and ability to generate revenues from the sale of our product could suffer a material adverse effect.

Our business may be negatively impacted as a result of changes in the economy and consumer spending.

Our business will depend on the general economic environment and levels of consumer spending that affect not only the ultimate consumer, but also retailers, our likely primary direct customers. Purchases of footwear tend to decline in periods of recession or uncertainty regarding future economic prospects, when consumer spending, particularly on discretionary items, declines. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to customers, maintain sales levels, establish international operations on a profitable basis or create earnings from operations as a percentage of net sales. As a result, our operating results may be adversely and materially affected by downward trends in the economy or the occurrence of events that adversely affect the economy in general. Our operating results and margins will be adversely impacted if we do not grow as anticipated.

We may be unable to scale our operations successfully.

Our plan is to grow our business rapidly. Our growth, if it occurs as planned, will place significant demands on our management, as well as our financial, administrative and other resources. Our success will be heavily dependent on our ability to integrate additional qualified employees that provide expertise in order to help grow the business. There is no guarantee that we will be able to locate and retain qualified personnel for such positions, which would likely hinder our ability to manage operations. Furthermore, we cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our products or other operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

RISKS RELATED TO OUR CAPITAL STRUCTURE

There is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Although our common stock is listed on the OTC Bulletin Board, a regular trading market for the securities does not yet exist and may not exist or be sustained in the future. The NASD has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD's automated quotation system, or the NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to the share exchange transaction, or a future offering;

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	change in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of our company and the footwear industry generally; and

•	general economic and other national conditions.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Shares eligible for future sale may have an adverse effect on the market price of our common stock by creating an excessive supply. In October 2006 and August 2007, we registered 6,122,000 and 8,000,000 shares of common stock, respectively, that are now freely tradeable. We seek to register an additional 28,608,724 shares of our common stock under this prospectus. In addition, the former stockholders of Skins Footwear Inc. who received 19,404,000 shares of our common stock in the Share Exchange Transaction on the closing of the transaction in March 2006 are now eligible to sell all or some of their shares of common stock pursuant to Rule 144, promulgated under the Securities Act, or Rule 144, subject to certain limitations. Previously, in general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. February 15, 2008, Rule 144 was amended to, among other things, shorten the holding period from one year to six months and to remove the volume limitations, among other things, for non-affiliates of the company, all of which make it easier for a non-affiliate stockholder to sell shares under Rule 144. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Our principal stockholders have significant influence over our company.

Mark Klein, Michael J. Rosenthal, Geoffrey Dubey and Joshua Hermelin, each of whom were principal stockholders of Skins Footwear prior to the Share Exchange Transactions, beneficially own, in the aggregate, a majority of our outstanding voting stock following the Share Exchange Transaction. Mr. Klein became our President and Chief Executive Officer and Mr. Rosenthal became director of our company upon the closing of the Share Exchange Transaction. These stockholders possess significant influence over our company, giving them the ability, among other things, to elect a majority of the Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

We may not be able to achieve the benefits we expect to result from the Share Exchange Transaction.

On March 20, 2006, the Share Exchange Transaction closed, Skins Footwear Inc. became our wholly-owned subsidiary and our sole business operations became that of Skins Footwear Inc. Also, the management and directors of Skins Footwear Inc. became the management and directors of our company.

The Share Exchange Transaction was conducted for various reasons, but there is no guarantee that we will ever obtain the anticipated benefits, as follows:

•	the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Share Exchange Transaction will be realized in respect to our new business operations. In addition, the attention and effort devoted to achieving the benefits of the Share Exchange Transaction and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert our management's attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

As of December 31, 2007, our management, including our Chief Executive Officer, or “CEO,” who is the Principal Executive Officer, and our Chief Financial Officer, or “CFO,” who is our Principal Financial and Accounting Officer, performed an evaluation of the effectiveness and the operation of our disclosure controls and procedures and internal controls over financial reporting as defined in Rules 13a-15(e) or 15d-15(e) and Rules 13(a) -15(f) and 15d- 15(f), respectively under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our management is also required to assess and report on the effectiveness of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2007. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control - Integrated Framework. During our assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, management identified a significant deficiency and a material weakness. Based on the significant deficiency and the material weakness, management concludes that the internal controls over financial reporting are not effective for the year 2007 as a whole. Management has undertaken remediation of the significant deficiency and the material weakness as well as Internal Controls over Financial Reporting and has completed all remediation as of the filing of this prospectus. Our management is not aware of any other significant deficiencies and material weaknesses in our internal control over financial reporting, and nothing has come to the attention of management that causes them to believe that any material inaccuracies or errors exist in our financial statement as of December 31, 2007.

As noted above there were significant changes in internal control over financial reporting (as defined in Rules 13a-15(f) and 15(d)-15(f) under the Exchange Act) during the third and fourth quarters of 2007. These changes by the Chief Financial Officer and Chief Executive Officer, which occurred during the most recent fiscal quarter, will have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish and to continue to maintain an effective internal controls over financial reporting could result in accounting errors such as those which led to the restatement of our financial statements in the year ended December 31, 2005, the three months ended March 31, 2006 and the six months ended June 30, 2006, which could adversely impact our public disclosures regarding our business, financial condition or results of operations. We may in the future identify similar errors in prior period financial information, requiring further restatement of our financial statements. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that this requirement will first apply to our annual report for fiscal 2008. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants will be unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Our common stock is considered a “penny stock,” and is subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended, or the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future.

To date, we have not declared or paid any cash dividends on our shares of common stock and currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our company at or above the price you paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our company’s and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Our limited operating history;

•	Our lack of profits from operations;

•	Our restatement of our financial statements;

•	Our significant deficiencies and material weakness in our internal controls over financial reporting;

•	Our ability to raise additional funds on acceptable terms or at all;

•	Our ability to successfully design, manufacture and commercialize our proposed product;

•	Our reliance on one unproven and undeveloped product type;

•	Rapidly changing consumer demands for footwear products;

•	Our unestablished brand;

•	The degree and nature of our competition;

•	Our ability to employ and retain qualified employees;

•	The limited trading market for our common stock;

•	Current market conditions; and

•
The other factors referenced in this prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management's Discussion and Analysis or Plan of Operation,” and “Description of Business.”

The risks included above are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and operating results. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to this prospectus with the Securities and Exchange Commission, completely and with the understanding that our actual future results, levels of activity, performance and achievements may materially differ from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, except for funds received from the exercise of warrants held by certain of the selling stockholders, if and when exercised. We plan to use the net proceeds received from the exercise of any warrants for working capital and general corporate purposes. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the development of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Over-the-Counter Bulleting Board under the trading symbol “SKNN.” Prior to April 18, 2006, our shares were listed under the symbol “LGIM.” No trading market for our common stock developed until March 20, 2006, the closing of the Share Exchange Transaction. The following table sets forth the high and low bid prices for our common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	2007
	High	Low
Fourth Quarter	$1.40	$0.23
Third Quarter	$2.29	$1.20
Second Quarter	$1.84	$0.75
First Quarter	$2.79	$1.53

	2006
	High	Low
Fourth Quarter	$3.05	$1.10
Third Quarter	$1.31	$0.89
Second Quarter	$1.26	$0.90
First Quarter	$1.25	$0.55

As of April 1, 2008, we have approximately 31 registered shareholders. The closing sales price of our common stock on April 22, 2008 was $0.50, as reported on the Over-the-Counter Bulletin Board.

The price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our limited operating history;

•	Our lack of profits from operations;

•	Our restatement of our financial statements;

•	Our ability to raise additional funds on acceptable terms or at all;

•	Our ability to successfully design, manufacture and commercialize our proposed product;

•	Our reliance on one unproven and undeveloped product type;

•	Rapidly changing consumer demands for footwear products;

•	Our unestablished brand;

•	The degree and nature of our competition;

•	Our ability to employ and retain qualified employees;

•	The limited trading market for our common stock; and

•	Current market conditions

Additionally, our common stock is currently considered to be a “penny stock” because it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and plan of operation should be read in conjunction with our financial statements and the related notes, and the other financial information included in this prospectus. This Management's Discussion and Analysis or Plan of Operation describes the matters we consider to be important to understanding our history, technology, current position, financial condition and future plans. Our fiscal year begins on January 1 and ends on December 31.

FORWARD-LOOKING STATEMENTS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and the other financial information included in this prospectus.

This prospectus contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

OVERVIEW

Our Company

We are a development stage company. We have not yet realized any revenues from our planned operations.

We have designed and continue to develop an innovative footwear product - a two-part footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” This structure enables consumers to purchase one inner section and multiple outer skins - resulting in multiple style variations from the same pair of inner section, with the same feel and fit despite the type of Skin being worn. Our primary activities have been conducting research and development, performing business, strategic and financial planning, and raising capital.

We have initially designed and manufactured men's and women's footwear and distributed to a test market through a soft commercial launch during the third quarter of 2007. Due to technological advances in the product, we announced an updated design of the Bone to be launched in first half of 2008 for the Spring/Summer 2008 season. The Bone is designed such that it can only be worn once it is inside the Skin and not on its own. As a result of the product enhancements and advanced technologies, we agreed to replace the existing Bones at retail and will replace the Skins as well, to ensure an ideal fit and match for the Skins and Bone. The improvements to the product, rendered inventory to be obsolete for the year ended December 31, 2007.

We anticipate marketing our products via traditional footwear channels, non-traditional apparel channels, the Internet and other retail locations that traditionally do not have a footwear department. Due to the interchangeability of a Skin and a Bone, a consumer will know how the product will fit and feel once they own a Bone, allowing the customer to purchase a Skin from various venues without having to try on the product.

Our objective is to create a new attire concept that allows and encourages consumers to more frequently change their footwear - positioning the Skins concept between footwear and apparel. Our footwear will initially be designed with an active, youthful lifestyle in mind. We will initially design most of our styles to be fashionable and marketable to the 18- to 35-year old consumer, with consideration in the future to lines that will appeal to the broad cross-section of the population.

As of December 31, 2007, we had no established source of revenues and had accumulated losses of $11,397,491 since inception. Our ability to continue as a going concern is dependent upon achieving production, sales, profitability and our ability to obtain the necessary financing to meet our obligations and pay our liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern. The financial statements contained in this prospectus do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern. We anticipate that additional funding may be generated from the sale of common shares and/or debt with an equity feature and from asset based financing or factoring.

Product and Technology

Management believes that the Skins concept has advantages that eliminate a large part of traditional footwear manufacturing - including the stretching, shaping and stiffening normally found in footwear construction. The engineering of the Bone and Skin allows for a pressure fit attachment, removing the need for any type of fasteners, like hooks, Velcro, zippers or buttons. The Bone is an exact fit to its corresponding Skin in the same size, meaning that despite the type of Skin the consumer purchases, no matter the shape or style, the Skin will fit as long as it is the same size as the Bone.

The Skin by itself is a shapeless, thin material upper made from traditional materials found in shoemaking that has been stitched and glued to a “hollowed-out” outsole. The outsole is part of the actual Skin and changes accordingly with each new Skin design. The Skin cannot be worn on its own. Without the Bone, the Skin is fully collapsible, and offers no shape or support. As a result, traveling with multiple skins will require much less space than packing multiple pairs of shoes.

The Bone represents the inner structure and support of the product. It is made up of an orthopedic midsole, a shock absorbent heel, a supporting heel counter and a protective toe box. The Bone was designed to be as minimalist and timeless as possible. It is designed to provide the consumer with fit and comfort, and such fit and comfort may be felt no matter which Skin is being worn. The Bone is designed such that it can only be worn once it is inside the Skin and not on its own.

These two components of Skin and Bones, when combined, create a full shoe. Management believes that the key characteristics of the Skin and Bones are as follows:

•	The same fit and feel for every Skin purchased in the same size, no matter the style or function of the Skin;

•	Interchangeable uppers, which allow the consumer to constantly switch Skins to match and correspond with their apparel and activity; and

•	Fully collapsible Skins, allowing for minimal room to store and pack numerous pairs.

Patent and Patent Applications

We own one issued United States patent claiming the modular shoe system; this patent issued February 6, 2007 as U.S. patent number 7,171,768 (the ‘768 patent).  Additionally we have two pending U.S. patent applications also claiming certain aspects of the modular shoe system: U.S. patent application serial number (USPASN) 11/638,166 filed December 13, 2006, which is a continuation of  the ‘768 patent, and  USPASN 11/578,741 which is a national phase application of Patent Cooperation Treaty (PCT) international application serial number PCT/US04/033446 (the '446 application).  The '446 application has also been nationalized in Australia, Canada, China (PRC), Europe, Hong Kong, Israel, Japan, Korea, New Zealand and the Russian Federation.

CORPORATE HISTORY

We were incorporated in the state of Nevada on January 23, 2004. We had planned to develop, market and support a voice interface software platform for the Chinese languages to serve as a standard set of software that would allow other software programmers and engineers to develop voice interface applications for the Chinese languages based on the software platform. Our chief software engineer resigned in July 2005 and we determined that we were not likely to be successful in the software industry unless we were able to find a replacement. We began both to search for a replacement and to assess other business opportunities. We became aware of a business opportunity presented by an unrelated private company, Skins Footwear Inc., and we began to consider and discuss the possibility of a business combination between our company and the shareholders of Skins Footwear Inc.

On November 2, 2005, we entered into a Share Exchange Agreement with all of the stockholders of Skins Footwear Inc., a Delaware corporation, pursuant to which we agreed to acquire all of the issued and outstanding share capital of Skins Footwear in exchange for shares of our common stock. The exchange of the shares pursuant to the Share Exchange Agreement is herein referred to as the “Share Exchange Transaction.” The Share Exchange Agreement was amended on February 1, 2006. On March 20, 2006, the Share Exchange Transaction was completed, Skins Footwear became our wholly-owned subsidiary and our sole business operations became that of Skins Footwear.

In April 2006, we changed our corporate name from “Logicom Inc.” to “Skins Inc.” and we changed the name of our operating subsidiary from Skins Shoes, Inc. to Skins Footwear Inc. Skins Footwear Inc. was originally organized in May 2004 as a New Jersey limited liability company under the name Skin Shoes, LLC and, in 2005, merged with Skins Footwear Inc., a Delaware corporation, whereby the corporation was the surviving entity. The merger on October 20, 2005 was a conversion of a non-taxable entity to a taxable corporation, The deficit accumulated in the development stage on October 20, 2005 was treated as a return of capital to the members of Skin Shoes, LLC and as a result the accumulated deficit was reclassified to additional paid in capital in the consolidated statements of stockholders' equity.

RECENT EVENTS

April 2008 Private Placement

On April 9, 2008, we sold a total of 13,403,225 units to 27 investors and raised aggregate gross proceeds of approximately $2,680,645 in a private offering. Of the gross proceeds of $2,680,645 raised in the offering,

(i)	$1,935,000 represents cash received by the Company from investors,

(ii)	$705,000 represents an amount due under six secured promissory notes previously issued by the Company that was invested by five holders into this offering, and

(iii)	$40,645 represents amounts owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them.

The purpose of the Private Placement was to raise working capital. In addition, the Company issued 100,000 units to a financial consultant that provided services in connection with the offering in lieu of $20,000 payment in cash for such services.

The offering was made pursuant to a U.S. investor subscription agreement and an offshore subscription agreement, each dated April 9, 2008, respectively. Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering. The Company agreed to register the shares of common stock and the shares of common stock underlying the warrants on a registration statement that must be filed with the Securities and Exchange Commission within the earlier of 21 days after the closing of the offering or 10 days after the Company filed it Annual Report on Form 10-KSB.

In an effort to preserve cash for Company operations, it agreed to convert the $40,645 in debt owed to the non-employee board members and advisory board members into the offering in lieu of payment for fees due to them. Similarly, the Company agreed to convert the $705,000 in principal debt owed under the secured promissory notes into the offering to preserve cash for Company operations. Each of the secured note holders agreed to waive payment of any and all interest due under the note.

Upon execution of the secured notes, the holders received shares of common stock in an amount that was equal to (x) half of the principal amount of the note divided by (y) the closing trading price of the Company’s common stock on the date of the note. The lowest trading price used to calculate the number of shares to be issued under the secured notes was $0.22 per share. In consideration of the holders investing the principal due into private placement in lieu of payment and waiving any and all interest due, each holder that received shares upon the execution of the note based on a trading price higher than $0.22 per share was issued additional shares of common stock. These additional shares were equal to the number of shares that would have been received if $0.22 were in the formula, minus the number of shares actually received upon execution of the secured note. A total of 316,298 additional shares were issued to these secured note holders. Our Chief Financial Officer and Chairman of the Board each held a note that converted into the private placement in amounts of $15,000 and $100,000, respectively, on the same terms and conditions as the rest of the investors.

April 2008 Option Repricing

On April 2, 2008, we repriced a total of 2,794,625 options that we had previously granted to certain of our employees, directors and consultants. The options, all of which had been previously issued pursuant to our Amended And Restated 2005 Incentive Plan (the “Plan”), were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of our common stock on the date the Board of Directors approved the transaction. The Board of Directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of our company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing. The repriced options had originally been issued with $.80 to $1.37 per share option exercise prices, which prices reflected the then current market prices of our stock on the dates of original grant. As a result of the recent sharp reduction in our stock price, our Board of Directors believed that such options no longer would properly incentivize our employees, officers, directors and consultants who held such options to work in the best interests of our company and stockholders.

December 2007 through March 2008 Promissory Notes

From December 2007 through March 2008, we issued Secured Promissory Notes in a total amount of $705,000 to various lenders. The Notes bore interest at the rate of 5% per annum compounded annually and were secured by the grant of a security interest by us to the Lenders in all of our intellectual property rights, patents, copyrights, trademarks which we now have or acquire and all proceeds and products thereof. We agreed to repay the Loan upon our completion of a financing, and in no event later than six months from each of the Notes’ date of issuance. Pursuant to the Notes, and in consideration of entering into the Notes, the Lenders received a total of 1,285,976 shares of our common stock. In addition, the Lenders received piggy-back registration rights with respect to the shares. In April 2008, we conducted a private placement and the Lenders invested the principal amounts due under the Notes into the placement and waived interest due under the Notes. As part of the consideration, we issued an additional 316,298 shares of common stock to the Lenders as part of the transaction.

May 2007 Private Placement

On May 21, 2007, we sold a total of 4,000,000 units to seven investors and raised an aggregate of $3,000,000 in a private offering. The offering was made pursuant to a subscription agreement dated May 21, 2007. Each unit consists of one share of our common stock and one share purchase warrant, exercisable at an exercise price of $1.00 per share at any time upon election of the holder during the 30 month period following the offering. We registered all of the securities issued pursuant to the private placement.

PLANNED OPERATIONS

Product Development

We have designed, outsourced manufactured and are marketing quality men’s and women’s footwear with distribution to select retailers beginning in April 2008. This marks our first main stream consumer launch after completing a test soft launch to a select 20 retailers during the third quarter of 2007. The focus is on creating a high-end line of Skins priced at a manufacturer's suggested average retail price of $110 to $130 for women and $140 to $160 for men. The first test collection (Fall/Winter 2007) had approximately five to six styles per gender ranging three to five color ways per each style. The new collection (Spring/ Summer 2008) will have approximately eight to nine styles per gender ranging three to five color ways per each style.

Our Skins are being designed by our in-house designer and other outsourced design firms. They collaboratively put together the collection for men's and women's Skins, the packaging and retail displays, and help in refining the creative identity of the brand.

During the third quarter 2007, we launched our product to a test market of approximately 20 select independent stores. In conjunction with the soft launch, we announced our Consumer Partnership Program, which is a program aimed to elicit feedback from consumers to aid us in product development and internal research. As part of the program, we gave the Bone portion of the product to participating consumers without charge. As a result of input from our retail partners, continuous fit trials, and feedback from consumers through the Consumer Partnership Program, we were able to incorporate this information into a new Bone. On November 7, 2007, we announced an updated designed of the Bone, an advanced product to be launched in first half 2008 for the Spring/Summer 2008 season.

The engineering of the Bone and Skin allows for a pressure fit attachment. The Bone is an exact fit to its corresponding Skin. The Skin cannot be worn on its own. The Bone is designed such that it can only be worn once it is inside the Skin and not on its own. As a result of the product enhancements and advanced technologies, we agreed to replace the existing Bones at retail and will replace the Skins, as well to ensure an ideal fit and match for the Skins and Bone. The improvements to the product, rendered inventory to be obsolete as defined in management’s discussion below.

Sourcing

On November 28, 2007, the Company executed a Buying Agency and Sourcing Agreement with Atsco Footwear, LLC. Pursuant to the Agreement, Atsco will serve as the Company’s non-exclusive buying and sourcing agent and will be responsible for sourcing, commercialization and product line review. The Company will pay Atsco a commission of 7% of the first $5 million and 5% for the amounts above the first $5 million at the FOB country of origin price for merchandise sourced by Atsco and shipped to the Company. The Agreement has an initial term of one year, from November 15, 2007 through November 15, 2008, and each party has the option to extend the initial term of the Agreement for an additional year upon providing written notice to the other party no less than thirty days prior to the expiration of the initial term. Either party may terminate the Agreement at any time upon providing the other party with three months written notice. Mark Itzkowitz, the President of Atsco, is also an advisory member of the Board of Directors of the Company.

Planned Distribution

We plan to act as a wholesaler and market our products to specialty, department and Internet retail locations via our marketing and branding efforts.

We will consider the children's market and more mainstream middle-market retailers once our brand is more established. We may also consider licensing our technology in the future.
We have designed, outsourced manufactured and are marketing quality men’s and women’s footwear with distribution to select retailers beginning in April 2008. This marks our first main stream consumer launch after completing a test soft launch to a select 20 retailers during the third quarter of 2007 this past fall season. We believe that the initial purchase order amount we can expect per retailer will be 60 pairs per gender at an average wholesale price of $57 per pair of Skins. We further plan on selling fill-in orders as the season progresses.

Critical Accounting Policies

Our financial statements reflect the selection and application of accounting policies, which require management to make significant estimates and assumptions. The Company believes that the following are some of the more critical judgment areas in the application of our accounting policies that currently affect our financial condition and results of operations.

Inventory and Inventory Reserves

Inventory will be stated at the lower of cost or market, under the first-in, first-out method of inventory valuation. The Company will evaluate its inventory on a quarterly basis to identify excess, slow-moving and obsolete inventory and assesses reserve adequacy. When this evaluation indicates such inventory exists, the reserve is increased by a charge to operations or such inventories are written off. At December 31, 2007, the Company had no inventory.

Share-Based Compensation

The Company uses the fair value recognition provisions of Financial Accounting Standards No. 123R, "Share Based Payment", which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. The Company uses the Black-Sholes model to calculate the fair value of the equity instrument on the grant date.

The Company uses the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with grants to non-employees. The Company measures the compensation associated with these grants based on the fair value of the equity instruments issued using the Black-Scholes Model. In all option grants of this kind there is no measurement date to calculate the fair value of the options at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the non-employees was not complete. The Company calculates the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date.

Deferred Tax Assets

In assessing the realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of uncertainty of achieving sufficient taxable income in the future a full valuation allowance against its deferred tax asset has been recorded. If these estimates and assumptions change in the future, the Company may be required to reverse the valuation allowance against deferred tax assets, which could result in additional income tax income.

Impairment of Long Lived Assets

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of the undiscounted cash flows during the estimated useful like of the asset if less than the carrying value of the asset the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

Year Ended December 31, 2007 Compared with Year Ended December 31, 2006

Net revenues for the years ended December 31, 2007 and 2006 were nil.

Design and development expenses were $1,859,238 and $336,815 for the years ended December 31, 2007 and 2006, respectively. The increase of $1,522,423 is primarily attributable to $643,644 of costs to prepare the product for market distribution, including additional research and development, sampling expense, engineering and design consulting, web design, sourcing and quality control. In addition, design and development expenses include approximately $114,376 of obsolete molds, the write-off of obsolete product of $672,675 as a result of the soft launch and introduction of an advanced technology product, and the write-off of packaging and displays of $91,728 as a result of changes to store presentation and concept.

Selling, general and administrative expenses (SG&A) were $4,780,436 and $2,478,561 for the years ended December 31, 2007 and 2006, respectively. SG&A expenses increased by $2,301,875 primarily as a result of additional expenses incurred in connection with the initial soft launch of our product to test stores, which occurred in the third quarter of 2007, as well as other general expenses required to support the business. More specifically, the increase in SG&A expenses are attributable to:

•	Employee compensation and benefits of $488,413;

•	Selling ,warehouse and shipping expense of $ 182,000;

•	Termination expense for a previous employee of $198,000;

•	Professional fees of $404,550 (including employee recruitment, investor relations, legal, accounting and auditing);

•	Advertising and marketing of $502,625;

•	Travel and entertainment of $305,000; and

•	Share base compensation of $242,334;

Partially offset by non recurring expense in the prior year of $184,000 related to the acquisition of all of the outstanding capital stock of Skins Footwear Inc by us.

There was unrealized loss on derivative instruments of $0 and $1,284,563 and a loss on disposal of property and equipment of $22,179 and $0 for the years ended December 31, 2007 and 2006, respectively. The unrealized loss on derivative instruments for the year ended December 31, 2006 represents mainly the fair value charge in our derivative liability that resulted from the liquidated damages provision we have within a subscription agreement with certain of our stockholders who hold warrants to purchase common stock in accordance with the Share Exchange Agreement.

Our net loss for the year ended December 31 2007 was $6,612,193, or $0.18 per share, as compared to a net loss of $4,100,278, or $0.14 per share, for the year ended December 31, 2006.

Liquidity and Capital Resources

At December 31, 2007, we had $6,186 in cash and cash equivalents. Generally, we have primarily financed operations to date through the proceeds of the private placement of equity securities and the proceeds of warrants exercised in the fourth quarter of fiscal year 2006. We received net proceeds of $2,261,462 from the private placements that were conducted in connection with the share exchange transaction during the fiscal quarter ended March 31, 2006 and $1,680,763 for the year ended December 31, 2006 from the exercise of the warrants.

On May 21, 2007, we closed a financing transaction pursuant to which we sold a total of 4,000,000 units to seven investors and raised an aggregate of $3,000,000. The offering was made pursuant to a subscription agreement dated May 21, 2007 that we entered into with each investor. Each unit consists of one share of our common stock and one share purchase warrant that is exercisable at an exercise price of $1.00 per share at any time upon election of the holder during the 30 month after the offering. Net proceeds from the private offering were $2,962,013 (net of issuance costs of $37,987).

From December 2007 through March 2008, we issued Secured Promissory Notes in a total amount of $705,000 to various lenders. The Notes bore interest at the rate of 5% per annum compounded annually and were secured by the grant of a security interest by us to the Lenders in all of our intellectual property rights, patents, copyrights, trademarks which we now have or acquire and all proceeds and products thereof. We agreed to repay the Loan upon our completion of a financing, and in no event later than six months from each of the Notes’ date of issuance. Pursuant to the Notes, and in consideration of entering into the Notes, the Lenders received a total of 1,285,976 shares of our common stock. In addition, the Lenders received piggy-back registration rights with respect to the shares. In April 2008, we conducted a private placement and the Lenders invested the principal amounts due under the Notes into the placement and waived interest due under the Notes. As part of the consideration, we issued an additional 316,298 shares of common stock to the Lenders as part of the transaction.

Net cash used in operating activities for the twelve months ended December 31, 2007 was $5,324,722 as compared to net cash used of $2,086,524 in the same period in 2006. The increase in net cash used was primarily attributable to an increase in net losses from operations, which was primarily attributable to an increase in operating expenditures and lack of revenue. Operating expenditures consisted principally of design and development, advertising and promotion, legal and accounting fees and salaries and costs to bring the product to market. We earned no revenues since our inception in May 2004. We were able to finance our operations and purchase of raw materials and production principally from our existing cash balance as of December 31, 2006, the May 21, 2007 financing transaction, and the proceeds from the exercise of common stock purchase warrants. During the year ended December 31, 2007, we received cash proceeds from these exercises totaling $754,437.

Net cash used in investing activities for the year ended December 31, 2007 was $260,023, as compared to $56,957 during the same period in 2006. The increase in net cash used was primarily attributable to an increase in our purchase of molds, software costs and property and equipment.

Net cash providing by financing activities for the year ended December 31, 2007 was $3,686,005, as compared to $3,861,874 for the same period in 2006. The increase was primarily attributable to our private placement conducted in May 21, 2007.

At December 31, 2007, we had 3,486,500 stock options and 4,714,714 common stock purchase warrants outstanding. The outstanding stock options have a weighted average exercise price of $1.00 per share and the outstanding warrants have a weighted average exercise price of $1.01 per share. Accordingly, at December 31, 2007, the outstanding options and warrants represented a total of 8,201,214 shares issuable for a maximum of $8,266,084 if these options and warrants were exercised in full. The exercise of these options and warrants is completely at the discretion of the holders. There is no assurance that any of these options or any additional warrants will be exercised.

We have entered into employment agreements with our Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), and Chief Financial Officer (“CFO”). Below is a summary of our obligations to make payments under the employment agreements:

•
We entered into an employment agreement with our CEO on September 28, 2007. Pursuant to the agreement, we will employ the CEO for a period of three years with successive one-year automatic renewals unless either party provides 180-days' advance notice of intent not to renew. We will pay our CEO an annual base salary of $250,000 with a bonus of up to 50% of the base salary at the discretion of the Board of Directors or its Compensation Committee. If our CEO is terminated without cause, resigns with good reason or is terminated upon a change of control, he will receive, in addition to his accrued base salary, bonus compensation, vested deferred compensation, any benefits under any of our plans in which he is a participant to the full extent of his rights under such plan, and accrued vacation benefits prorated through the termination date, 12 months of his base salary along with health benefits, to be paid out proportionally, on our usual paydays, over a 12 month period.

•
We entered into an employment agreement with our COO on April 13, 2007. Pursuant to the agreement, we agreed to employ the COO for a period of three years with successive one-year automatic renewals unless either party provides 180-days' advance notice of intent not to renew. We had agreed to pay our COO an annual base salary of $225,000 with a bonus of up to 50% of the base salary at the discretion of the Board of Directors or its Compensation Committee. On April 8, 2008, the Company entered into a separation agreement and release (“Separation Agreement”) with its COO in connection with his resignation as COO of the Company. Pursuant to the Separation Agreement, our COO agreed that he was not entitled to any further payments or benefits, including any annual incentive/performance bonus, under his employment agreement with the Company. Our COO also agreed to release the Company from any and all claims and rights that he may have against the Company, including, but not limited to, any claims arising out of or relating to the employment agreement, those claims of which our COO is not aware, and all claims for attorney’s fees, costs, and interest. In exchange, the Company agreed to amend its COO’s stock option agreement to permit the vesting of 250,000 options, permit participation of such options in the option repricing, and permit the options to be exercisable for one year from the date of the termination of its COO’s employment.

•
We entered into an employment agreement with our CFO on October 29, 2007. Pursuant to the agreement, we will employ the CFO for a period of three years with successive one-year automatic renewals unless either party provides 180-days' advance notice of intent not to renew. We will pay our CFO an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors or its Compensation Committee. In the event the CFO is terminated without cause or she resigns with good reason, our CFO will be entitled to severance pay from the company. The amount of the severance pay will be an amount equal to (i) nine months of her base pay if the termination of her employment occurs during the first year of employment under the agreement, (ii) ten months of her base pay if termination of her employment occurs during the second year of employment under the agreement, or (iii) eleven months of her base pay if the termination occurs during the third year of employment under the agreement. The severance pay would be paid in accordance with the Company's usual paydays during the applicable severance period.

•
On February 9, 2008, we entered into an employment agreement with Dennis Walker in connection with the employment of Mr. Walker as our Senior Vice President of Sales. Pursuant to the terms of the agreement, we will employ Mr. Walker for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. We will pay Mr. Walker an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors. If Mr. Walker’s employment is terminated for cause, Mr. Walker will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. In addition to the foregoing payments, in the event Mr. Walker is terminated without cause or he resigns with good reason, he will be entitled to severance pay in an amount equal to (i) ten months of his base pay if the termination of his employment occurs during the first year of employment under the agreement, (ii) eleven months of his base pay if termination of his employment occurs during the second year of employment under the agreement, or (iii) twelve months of his base pay if the termination occurs during the third year of employment under the agreement. The severance pay would be paid in accordance with our usual paydays during the applicable severance period.

As of December 31, 2007, we anticipate that we will need additional financing to enable us to meet our anticipated expenditures for the next year, which will principally be for the production of our footwear products and marketing expenses. We presently have a factoring agreement in place which currently will enable us to borrow up to $500,000 related to purchasing finished goods inventory. Per the terms of the agreement, we will also be able to factor and receive advance proceeds of up to 85% of our future accounts receivable, if any, upon the date of shipment of product from our United States inventory warehouse to customers. We anticipate raising additional funds through public or private financing, strategy relationships or other arrangements in the future to support our business operations. We cannot be certain that any such public or private financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue as a going concern. We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of beginning to generate revenues and decreasing costs, as necessary, with interim cash flow deficiencies being addressed through additional equity financing. Our ability to obtain additional funding in year 2008 and thereafter will determine our ability to continue as a going concern. There can be no assurances that these plans for additional financing will be successful. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, results of operations and stock price and require us to implement cost reduction initiatives and curtail operations. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and may require the Company to relinquish valuable rights.

On April 9, 2008, we sold a total of 13,403,225 units to 27 investors and raised aggregate gross proceeds of approximately $2,680,645 in a private offering. Of the gross proceeds of $2,680,645 raised in the offering,

(i)	$1,935,000 represents cash received by the Company from investors,

(ii)	$705,000 represents an amount due under six secured promissory notes previously issued by the Company that was invested by five holders into this offering, and

(iii)	$40,645 represents amounts owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them.

In addition, the Company issued 100,000 units to a financial consultant that provided services in connection with the offering in lieu of $20,000 payment in cash for such services. The offering was made pursuant to a U.S. investor subscription agreement and an offshore subscription agreement, each dated April 9, 2008. Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering.

In an effort to preserve cash for Company operations, it agreed to convert the $40,645 in debt owed to the non-employee board members and advisory board members into the offering in lieu of payment for fees due to them. Similarly, the Company agreed to convert the $705,000 in principal debt owed under the secured promissory notes into the offering to preserve cash for Company operations. Each of the secured note holders agreed to waive payment of any and all interest due under the note. Upon execution of the secured notes, the holders received shares of common stock in an amount that was equal to (x) half of the principal amount of the note divided by (y) the closing trading price of the Company’s common stock on the date of the note. The lowest trading price used to calculate the number of shares to be issued under the secured notes was $0.22 per share. In consideration of the holders investing the principal due into private placement in lieu of payment and waiving any and all interest due, each holder that received shares upon the execution of the note based on a trading price higher than $0.22 per share was issued additional shares of common stock. These additional shares were equal to the number of shares that would have been received if $0.22 were in the formula, minus the number of shares actually received upon execution of the secured note. A total of 316,298 additional shares were issued to these secured note holders. Our Chief Financial Officer and Chairman of the Board each held a note that converted into the private placement in amounts of $15,000 and $100,000, respectively, on the same terms and conditions as the rest of the investors.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

Overview

We, Skins Inc. and subsidiary (“we,” “us,” “our,” or “Company”), a Nevada corporation with our corporate office located in New York City, have designed and continue to develop a patented two-part, footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” The design is intended to allow consumers to purchase one inner section, the Bone, and numerous outer Skins, resulting in multiple style variations from the same pair of shoes, with the same feel and fit despite which Skin is being worn. We have initially designed and manufactured men's and women's footwear and distributed to a test market through a soft commercial launch during the third quarter of 2007. Due to technological advances in the product, we announced an updated design of the Bone to be launched in first half of 2008 for the Spring/Summer 2008 season. The Bone is designed such that it can only be worn once it is inside the Skin and not on its own. As a result of the product enhancements and advanced technologies, we agreed to replace the existing Bones at retail and will replace the Skins as well, to ensure an ideal fit and match for the Skins and Bone. The improvements to the product, rendered inventory to be obsolete for the year ended December 31, 2007.

Our corporate offices are located at 1115 Broadway, 12th Floor, New York, New York 10010.

Development Stage and Going Concern

The Company is still in the development stage. Since its formation the Company has not realized any revenues from its planned operations. The Company intends to design, manufacture and market high quality men's and women's footwear. The Company's primary activities since incorporation have been conducting research and development, performing business, strategic and financial planning, and raising capital.

The financial statements contained in this prospectus have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of December 31, 2007, the Company had no established material source of revenues and has accumulated losses of $11,397,491 since its inception. Its ability to continue as a going concern is dependent upon achieving production or sale of goods, the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and upon profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern.

Management intends to sell its products to selected retail stores and chains throughout the United States in April 2008. This marks our first main stream consumer launch after completing a test soft launch to a select 20 retailers this past fall season. In addition, the Company has a factor financing facility in place and will also seek to continue to raise additional capital through private equity placements and, or other financing means.

The Skins Product Concept

We believe that there are few, if any, methods for a consumer to change the look of their shoe other than buying multiple pairs, in multiple colors, or multiple styles. With the average price of high quality shoes ranging anywhere from $150 and up, the purchase of new shoes can be a costly proposition for consumers.

Other markets have already launched products that exploit the concept of cost and style in terms of interchangeability. Within the watch market, companies offer cost effective, fashionable watches that have interchangeable straps and faces. Within the sunglasses market, some companies have many fashion-focused models with interchangeable lenses. Even in the cellular phone market, cellular phone manufacturers offer interchangeable covers that are purely a fashion statement.

The Bi-Sectional System

We have designed and continue to develop a line of footwear products based on our patented modular shoe system built with two sections: the Bone and the Skin. The Skins products are designed to be easy to use, comfortable, and employ quality craftsmanship. The inner section - or the Bone - is made from a mold utilizing advanced light-weight and resilient synthetic material. The Bone is designed to be a consistent source of comfort and support, without regard to changing styles and fashions. The outer section - or the Skin - is expected to represent our core product. It is expected that Skins will be created with various combinations of toe shapes, materials, fabrics, leather and outsole treads. We expect to launch numerous styles per season for each targeted consumer group.

Design and Development

Our principal goal in product design is to generate new and exciting interchangeable footwear with classic contemporary and progressive styles. All of our footwear is designed with an active lifestyle in mind. We design most of our styles to be fashionable and marketable to the 18 to 35 year-old consumer, with most lines appealing to the broad cross-section of the population. Any success of the Skins product may be related to:

•	The unique interchangeable Skin concept,

•	A constant fit and feel of the bone,

•	Collapsibility of the Skin, allowing ease of travel,

•	Ease of purchase over the Internet,

•	Catalog and other non-traditional methods of distribution,

•	Our ability to recognize trends in the footwear market, and

•	A product design that anticipates and accommodates consumers' ever-evolving preferences.

 Our technology is designed to allow consumers to continually change Skins to fit their respective fashion and functional needs. We will attempt to identify, interpret and translate current and emerging lifestyle trends in the design of our footwear. We expect to obtain lifestyle trend information through various methods intended to monitor changes in the culture and society, including:

•	Review and analysis of modern music, television, cinema, clothing and other trend-setting media,

•	Travel to domestic and international fashion markets to identify and confirm current trends,

•	Consultation with retail customers and end-consumers for information on current retail selling trends,

•	Fit trials to ensure maximum comfort for consumers,

•	Participation in major footwear tradeshows to stay abreast of popular brands, fashions and styles, and

•	Subscription to various fashion and color information services.

We expect that our footwear design process will typically begin approximately nine months prior to the start of a season. Our products will be designed and developed by our in-house staff and freelance design agencies. To promote innovation and brand relevance, we expect to utilize dedicated design teams that focus on each of the men's, women's, and children's categories and report to our chief design executive, once we are able to locate and hire a person for this position. We anticipate that the design process will be collaborative whereby design staff will meet with retail and merchandising and sales and production personnel to refine the design to our perceived demand of the markets. After the designers arrive at a consensus regarding the fashion themes for the coming season, the designers then translate these themes into products. These variations will include variations in product color, material, structure and decoration, which are arrived at after close consultation with those involved in design and production.

After a design is complete, we will create prototype blueprints and specifications and forward them to our third-party manufacturers, which will then forward the design prototypes back to our design team. We plan to allow our major retail customers, if any, to review upcoming design concepts prior to release. We believe that input from these retailers could assist us in predicting consumer reaction to our latest designs and afford us an opportunity to foster collaborative relationships with our customers. Our design teams will be able to modify and refine a design based on customer input.

Business Strategy

Footwear manufacturers may expect a limited number of purchases from consumers since footwear is commonly viewed by consumers as functional attire. The Skins product concept is designed to change the consumer view of footwear from a functional requirement to a fashionable accessory. The consequence is that we may be able to market, sell and distribute in a similar manner as an apparel entity. In essence, we expect that the non-traditional concept of our footwear will be ground breaking and disruptive to lifestyle and the footwear and fashion industry specifically.

We will concentrate on our core design and development of the Skin and Bone product, while outsourcing the production requirements to third parties. We plan an initial strategy of developing our own brand. In the future, we intend to license to existing brands to maximize our market exposure and product distribution, in addition to working with the orthopedic market in supplying Bones without foot-beds to orthopedic insole manufacturers to allow for orthopedic fitted Bones for individuals with orthopedic needs. We expect to act as a wholesaler, marketing our products to specialty, department and Internet retail locations via marketing and branding efforts.

We intend to begin with both men and women's high-end footwear. We plan to introduce our product in the high-end market to mavens, trendsetters and early adopters, in an attempt to build brand equity and focus on exclusive specialty shops that sell high-fashion quality apparel and footwear. We plan on conducting promotional activities such as celebrity product placement and Skins Inc. sponsored events, in addition to fashion and business press editorial coverage to increase the brand visibility and credibility. We will be working with a fashion, footwear and accessory specific public relations firm to assist and produce these events and undertakings. After establishing our brand, we plan to broaden our distribution with more mainstream middle-market retailers, and then begin to enter the children's market and license our technology to other manufacturers.

Marketing Strategy

We expect that our marketing strategy will consist of the following elements:

Product Diversity

We expect that product diversity will be a key marketing strategy. Initially, we plan to invest only the required time and money for the design and development of our initial line of products. Following the initial stages of our market penetration, if any, we plan to expand our product line and increase the number of retail channels through which our products are sold. We believe that the strategy of continuously diversifying our products will occur as we build and develop our retail distribution channels.

Branding

We believe that a well-recognized brand is an important element for success in the footwear and apparel industry. We will attempt to position our footwear as a lifestyle brand that encompasses innovation and design while maintaining quality and a holistic fit. Our senior management will be directly involved in shaping our image and the conception, development and implementation of its advertising and marketing activities. We intend to aggressively promote our brand through a comprehensive marketing campaign. We hope that this campaign, which will be image-oriented and product specific, will eventually result in a high level of recognition of the Skins brand across a variety of footwear and apparel categories.

We engaged the services of Robert Burke Associates Inc., Banfi Zambrelli, Sportie LA Media, Factory PR, Tronic Studio, Design Quadrant and Studio Dror to provide our management with strategic advisory services to assist in the positioning of the Skins brand and to review and analyze the product lines. Frank Zambrelli, the President of Design Quadrant, is also a member of the Board of Directors of the Company.

Advertising

We anticipate that our advertisements will generally seek to build and increase brand awareness by linking the Skins brand to contemporary lifestyles and attitudes, rather than exclusively marketing a particular Skins footwear product. We will market the Skins name to represent flexibility, managing the brand and product design towards evolving footwear and apparel fashions and consumer lifestyle preferences.

We intend to employ a multi-phased advertising strategy that we hope will expand with our advertising requirements and investment capabilities. Initially, we plan to utilize cost sensitive and effective means to reach our targeted customer base. We expect to use this marketing phase within our first phase of growth and expansion strategy, initially targeting the fashion centers within the US and later within Europe, and Asia/Australia.

Once, and if, we reach certain predetermined levels of sales, we plan to invest monetary and human capital to expand our advertising campaigns into a traditional portfolio marketing campaign that is based on management of our marketing and advertising portfolio.

Promotional Activities

We plan on implementing product placement with well-known celebrities, hosting events to help enhance the Skins image in the coming years, and to focus marketing efforts for our products among specific consumer groups. We anticipate that high profile and diverse appeal of celebrities may be able to assist the Skins brand to reach new markets.

On July 19, 2006 we appointed Factory PR as our public relations firm. Factory PR will develop all consumer and press focused communication platforms, as well as other brand building initiatives.

Entertainment Promotions: Our promotional strategies are expected to include retail collaborations, in-store specials, product tie-ins and giveaways, and other special events.

Sourcing, Production and Development

Outsourcing

We entered into a sourcing and buying agent agreement with Atsco Footwear, LLC (“Atsco”) pursuant to which Atsco was to be responsible for sourcing, commercialization and product line review. According to the agreement, Atsco would be the exclusive sourcing and development agent for us and would assist us in developing a fit-and-wear tested marketable product. Atsco was to be responsible for the factory development and output as well as delivery, scheduling, supplier deadlines and other related matters. We were to pay commissions to Atsco for its services under the agreement primarily based on merchandise sourced by Atsco and shipped to us. This agreement with Atsco was terminated as of February 2007.

On November 28, 2007, the Company executed a new Buying Agency and Sourcing Agreement with Atsco. Pursuant to the Agreement, Atsco will serve as the Company’s non-exclusive buying and sourcing agent and will be responsible for sourcing, commercialization and product line review. The Company will pay Atsco a commission of 7% of the first $5 million and 5% for the amounts above the first $5 million at the FOB country of origin price for merchandise sourced by Atsco and shipped to the Company. The Agreement has an initial term of one year, from November 15, 2007 through November 15, 2008, and each party has the option to extend the initial term of the Agreement for an additional year upon providing written notice to the other party no less than thirty days prior to the expiration of the initial term. Either party may terminate the Agreement at any time upon providing the other party with three months written notice. Mark Itzkowitz, the President of Atsco, is also an advisory member of the Board of Directors of the Company.

Development

On October 1, 2006, we entered into a product development, engineering and consulting agreement with TLD Asia Pacific, LLC (“TLD”), where TLD is responsible for all order placements, production planning, quality control of finished products, monitoring and enforcing timeliness in all development sampling, facilitating prototypes, pullovers, and sample requests, and assisting in negotiating FOB costs, and delivery of fit test samples in the Far East. We are also in the process of amending our engineering and consulting agreement with TLD. Pursuant to which TLD will continue to be responsible for engineering and further developing Skins and Bones and responsible for overseeing all of the Bone production and a portion of the Skins production.

Production

Our goods as well as, our packaging and displays are balance of the collection is being produced in China as well as our packaging and displays.

Inventory Risks

Due to the nature of our planned “high level” of style and fashion, inventory risks will be higher, since fashions can change quickly and past styles can be rapidly considered obsolete. We will attempt to reduce the risk of overstocking by:

•	Assessing demand for our products by soliciting input from our customers and monitoring retail sell-through processes,

•	Analyzing historical and current sales and market data to develop internal product quantity forecasts,

•	Seeking to share inventory risks with retail channels as much as possible, and

•	Investing in core and basics inventory that can be held for more than one season.

Growth and Expansion Strategy

We plan to expand our operations in three primary segments:

Region by Region

We will launch our operations in the U.S. and attempt to maintain those operations throughout the planned growth period. We expect sell direct to the consumer in addition to expanding into developed countries in Western Europe and throughout the world. This expansion process may be expedited via licensing agreements with multinational apparel brands and distributors.

Demographics

We believe that the Skins core product concept is suitable for all ages. We believe that the key advantages of the product concept will initially attract the most fashion-savvy age group - the 18 to 35 year olds. When and if the product concept becomes more widely known, we plan to expand our demographic focus of the product concept to the 5 to 55 year old market segments.

Distribution

Initially, we will market our products to specialty high end retail stores and chains in the U.S. Our sales strategy includes setting sales meetings with the retail stores in which we hope to have our product carried. We will exhibit and participate in international industry tradeshows and events and establish close connections with the retailers we intend to do business with, including them at times in pre-selection and viewing of upcoming collections for the purpose of their review and comment. When and if our brand becomes more widely known and the product concept is more widely accepted, we will seek to establish licensing agreements with branded apparel companies. The third phase of distribution may include self-managed Skins concept stores in the heart of major metropolitan shopping areas acting primarily as a marketing tool and serving as examples for future licensed retail.

Pricing Strategy

Initially we will target our Skins footwear products to the purchasers of higher end lifestyle oriented and casual footwear and are aiming to the higher end of the market.

Competition

We will face intense direct and indirect competition.

•	Direct Competition: We will primarily offer lifestyle, athletic and dress-casual shoes. Consequently, all footwear companies that can be defined within those categories will be our competition.

•
Indirect Competition: In addition, due to the unique Skins product concept that involves interchangeability, we should be able to utilize the distribution patterns of the apparel market, including Internet and catalog sales, and via specialty retail distribution without the requirement of a footwear department. This opportunity widens our competition to include apparel companies that do or potentially will offer footwear products with their respective brand. These companies are defined as indirect competition, since we will target these companies as potential retail distribution points and for possible licensing agreements.

The apparel and footwear industries are extremely competitive and highly fragmented. This is most likely due to low barriers to entry. All that is required to enter the industries are clothing designs that appeal to department store and/or specialty store buyers. If a designer receives orders, he or she can contract the production of the item to a low-cost, independent manufacturer, usually outside the United States. In many areas, the barriers to entry are insignificant. These industries are characterized by simple technologies, low fixed assets per employee and ease of expansion through the use of contractors.

Although entering into the apparel and footwear industry may be relatively simple, being successful in the industry is much more difficult. The strength of large retailers is a major challenge to many designers, including us. As retailers shrink their inventories and place orders closer to the time that merchandise will be needed, designers and manufacturers are forced to assume more inventory risk.

Employees

As a development stage company, and even as we begin selling our product, we plan to rely on outside consultants and resources in an attempt to control our costs and expenses. Accordingly, as of December 31, 2007, we employed eight full-time employees. None of our employees are covered by a collective bargaining agreement.

Patent and Patent Applications

We own one issued United States patent claiming the modular shoe system; this patent issued February 6, 2007 as U.S. patent number 7,171,768 (the ‘768 patent).  Additionally we have two pending U.S. patent applications also claiming certain aspects of the modular shoe system: U.S. patent application serial number (USPASN) 11/638,166 filed December 13, 2006, which is a continuation of the ‘768 patent, and USPASN 11/578,741 which is a national phase application of Patent Cooperation Treaty (PCT) international application serial number PCT/US04/033446 (the '446 application).  The '446 application has also been nationalized in Australia, Canada, China (PRC), Europe, Hong Kong, Israel, Japan, Korea, New Zealand and the Russian Federation.

Facilities

We do not own any real property. On May 4, 2007, we entered into an agreement to lease corporate office space located at 1115 Broadway, 12th Floor, New York, NY 10010 effective June 1, 2007. The agreement requires us to pay approximately $95,000 through May 31, 2008, but we may terminate this agreement and vacate the premise upon 60 day written notification.  On February 12, 2008, we entered into an office space lease agreement for additional office space for a room at the same location. Pursuant to the terms of the lease, we will pay a base monthly rent of $1,430 (including utilities, maintenance, and a rate abatement) for the additional space. Other one-time and continuing fees are due and payable. The lease expires on May 31, 2008. We may terminate the lease on the last day of any month provided that 60-day prior written notice has been provided.

Legal Proceedings

We are not a party to any material litigation.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following individuals constitute our board of directors and executive management as of the date of this prospectus:

Name	Age	Position
Mark Klein	33	Chief Executive Officer, President and Director
Deborah A. Gargiulo	41	Chief Financial Officer
Michael J. Rosenthal	64	Chairman of the Board
Steve Reimer	65	Director
Frank Zambrelli	41	Director

Mark Klein. Mr. Klein has served as the President and Chief Executive Officer of the Company since February 2006. He began working on the business concept behind the predecessor of Skins Footwear Inc. in 2002 and was appointed President and Chief Executive Officer of Skins Footwear Inc. on May 18, 2004. From 2001 to 2002, Mr. Klein served as the Sales Director on ICQ Mobile, the mobile instant messaging division of AOL Time Warner, where he set sales and marketing strategies for ICQ's Value Added Service (VAS) wireless operations and handled technical and marketing deployments and workshops with operators. From 1999 to 2000, he acted as a senior marketing and sales executive for both Comverse Network Systems and Oraios.com, where he directed, created and implemented sales and marketing initiatives. Mr. Klein launched his executive career from 1997 through 1999 as the Sales Director of Convertbond.com, where he managed the business development and sales strategy for the online financial portal.

Deborah Gargiulo. Ms. Gargiulo has served as our Chief Financial Officer since July 2007. Ms. Gargiulo most recently served as Chief Financial Officer of the Better Apparel segments at Jones Apparel Group, Inc. from September 2005 through January 2007, where she was responsible for strategic, financial planning, business development and opportunities, and efficiency improvement. Prior to her promotion, Ms. Gargiulo served as Vice President of Finance and Controller for Kasper /Anne Klein from March 2002 to September 2005, a company acquired by Jones Apparel Group, Inc., which is a designer, marketer and wholesaler of branded apparel, footwear and accessories. Ms. Gargiulo acted as Assistant Corporate Controller from December 2000 to March 2002 for Donna Karan International (a subsidiary of LVMH), where she oversaw financial consolidation, bank reporting and disclosures, as well as budgeting, forecasting and strategic planning covering all domestic and international markets. Donna Karan International is a wholesale and retail manufacturer of ready-to-wear apparel for men and women, childrenswear and accessories. From May 1999 to December 2000, Ms. Gargiulo served as Apparel Group Controller at Donna Karan International and she also served as Divisional Controller for Shoes & Accessories of Donna Karan International from October 1996 to May 1999. Ms. Gargiulo earned a Masters in Business Administration in Finance from Pace University in 1995 and a Bachelor of Science in Accounting from St. John’s University in 1990.

Michael J. Rosenthal. Mr. Rosenthal was appointed Chairman of the Board of Directors of Skins Footwear Inc. in October 2005. As of February 2006 Mr. Rosenthal was appointed Chairman of Bill Blass NY. He also served as CEO through November 2007. Since 1986, Mr. Rosenthal has served as Chairman and President of M.J. Rosenthal and Associates, Inc., an investment and consulting company. From 1984 to 1986, Mr. Rosenthal was a partner and managing director of Wesray Capital Corporation, an equity investment firm. From 1976 to 1984 , Mr. Rosenthal served as a partner and a Managing Director of the Mergers and Acquisitions Department of Donaldson, Lufkin & Jenrette, Inc. an investment banking firm. During 2002 and 2003, Mr. Rosenthal served as Chief Restructuring Officer for Foster Wheeler Ltd. Mr. Rosenthal also serves as a director of MAXXAM, Inc., The Pacific Lumber Company, Nobel Learning Communities, Inc. and as a director and Treasurer of the Horticultural Society of New York. Over the last several years, Mr. Rosenthal has also served as Chairman, a director and/or Chief Executive Officer of a number of companies including American Vision Centers, Inc.; Northwestern Steel & Wire Company; Star Corrugated Box Co., Inc. Vector Distributors, Inc; Western Auto Supply Company; and Wilson Sporting Goods Company. Mr. Rosenthal was an honors graduate from the New York University Law School and Columbia University Graduate School of Business.

Steve Reimer. Mr. Reimer joined Skins Inc. as a Director in October 2005. From 1986 to 2001, he served as Senior Vice President of Kohl's Department Store. From 2001 to the present, he has served as a consultant to B.T.M. Consulting. Mr. Reimer is also currently a board member of the Two Ten Footwear Foundation, a non-profit organization that provides educational and social services to individuals working in the footwear industry.

Frank Zambrelli. Mr. Zambrelli was appointed to the Board of Directors of Skins Inc. in January 2007. Mr. Zambrelli is a founder of Banfi Zambrelli, a leading fashion footwear design firm. As a Skins strategic business partner, Banfi Zambrelli has helped lead the direction of the Skins brand and will coordinate production design and oversee production and manufacturing of Skins footwear in Italy. Before founding Banfi Zambrelli in 2003 along with Silvano Banfi, Mr. Zambrelli has worked with a renowned group of clients including, Chanel, Cole-Haan and Coach. Currently, Mr. Zambrelli also designs for Calvin Klein footwear and serves as President of Judith Leiber as well as sitting on the Board of the prominent, New York based Fashion Institute of Technology.

Family Relationships

There are no family relationships among any of the officers and directors.

Advisory Board

We currently have an advisory board that renders advisory services to us with respect to technical, financial and marketing matters, in addition to matters related to recruitment of personnel. The advisory board meets with our Board of Directors approximately six to eight times per year.

Members of our advisory board are:

Bill Priakos. Mr. Priakos has served on our advisory board since October 2005. He has served as Vice President of Merchandising for the Dallas Cowboys Football Team for the past nine years.

Mark Itzkowitz. Mr. Itzkowitz has been President of Atsco Footwear LLC since July 2001 to the present day. Mr. Itzkowitz's expertise in sourcing, development and design of footwear product has been extensive in the footwear community over the last 35 years.

Director Independence

As the Company is quoted on the OTC Bulletin Board and not one of the national securities exchanges, it is not subject to any director independence requirements.

The Board of Directors and Committees

We have an Audit Committee. Currently, our Audit Committee is comprised solely of Michael Rosenthal, who is the Chairman of our Board of Directors. Our Audit Committee recommends the selection and appointment of our independent registered public accounting firm to the Board of Directors and reviews the proposed scope, content and results of the audit performed by the accountants and any reports and recommendations made by them, after which these are presented to the entire Board for approval. Mr. Rosenthal qualifies as an audit committee financial expert under SEC Rules. Mr. Rosenthal does not meet the definition of “independent” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. The Audit Committee currently does not have a formal charter, however the committee expects to adopt a charter in the near future.

We have a Compensation Committee. The members of our compensation committee are Steve Reimer and Frank Zambrelli. Mr. Zambrelli does not meet the definition of an “independent director” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. Mr. Reimer does meet such definition of “independent director.” This committee has two primary responsibilities: (1) to review and advise the Board of Directors with respect to senior executive compensation, and (2) to monitor our management resources, structure, development and selection process as well as the performance of key executives. The Compensation Committee currently does not have a formal charter, however the committee expects to adopt a charter in the near future.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of ethics, which applies to all our directors, officers and employees. Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K. Our code of ethics is posted on our Internet website at www.skinsfootwear.com. We will provide our code of ethics in print without charge to any stockholder who makes a written request to: Chief Financial Officer, Skins Inc., 1115 Broadway, 12th Floor, New York, NY 10010. Any waivers of the application and any amendments to our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website, www.skinsfootwear.com.

EXECUTIVE COMPENSATION

Summary Compensation Tables

The following table sets forth information concerning the compensation for the fiscal year ended December 31, 2007 and 2006 of the principal executive officer, principal financial officer, in addition to our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year (the “Named Executive Officers”).

Name and Position	Year	Salary		Bonus	Option Awards	All other compensation (1)		Total

Mark Klein	2007	$208,000	(2)	$-	$-	$5,376	(1)	$213,376
President and Chief Executive	2006	$160,000	(2)	$25,000	$-	$-		$185,000
Officer

Deborah A. Gargiulo (3)	2007	$92,100		$-	$30,567	$1,000	(1)	$123,667
Chief Financial Officer	2006	$-		$-	$-	$-		$-

Antonio Pavan (4)	2007	$178,225		$-	$91,255	$7,551		$277,031
Former Chief Operating Officer	2006	$-		$-	$—	$-		$-

(1) Relates to automobile and medical personal benefits.
(2) Includes $10,000 for fees earned or paid in cash for service as a director of the Company.
(3) Ms. Gargiulo became our Chief Financial Officer in July 2007.
(4) Mr. Pavan became our Chief Operating Officer in April 2007 and resigned this position on March 27, 2008.

Employment Agreements

Mark Klein

On September 28, 2007, we executed an Amended and Restated Employment Agreement (the “Klein Agreement”) with our President and Chief Executive Officer, Mark Klein, which superseded, amended and restated the prior employment agreement entered into when Mr. Klein was initially appointed Chief Executive Officer and President on March 20, 2006. Pursuant to the terms of the Klein Agreement, the Company will continue to employ Mr. Klein for a period of three years with successive one-year automatic renewals unless either party provides 180-days advance notice of intent not to renew the Company will pay Mr. Klein an annual base salary of $250,000 with a bonus of up to 50% of the base salary at the discretion of the Board of Directors. Mr. Klein is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a Company-owned or leased automobile.

If Mr. Klein’s employment is terminated with cause, as defined in the Klein Agreement, Mr. Klein will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. If Mr. Klein is terminated without cause, resigns with good reason or is terminated upon a change of control, he will receive, in addition to his accrued base salary, bonus compensation, vested deferred compensation, any benefits under any plans of the Company in which he is a participant to the full extent of his rights under such plan, and accrued vacation benefits prorated through the termination date, 12 months of his base salary along with health benefits, to be paid out proportionally, on the Company's usual paydays, over a 12 month period.  Mr. Klein has agreed not to compete with the Company during his employment or in the 12 months that severance payments are made.

Deborah Gargiulo

On October 29, 2007, we executed an Executive Employment Agreement (the “Gargiulo Agreement”) in connection with the employment of Ms. Gargiulo as our Chief Financial Officer. Pursuant to the terms of the Gargiulo Agreement, the Company will employ Ms. Gargiulo for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. The Company will pay Ms. Gargiulo an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors or its Compensation Committee. Ms. Gargiulo is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a monthly automobile allowance. The Company had also previously granted to Ms. Gargiulo 200,000 options exercisable at fair market value on the date of grant under the Company’s 2005 Incentive Plan.

If Ms. Gargiulo’s employment is terminated for cause, as defined in the Gargiulo Agreement, Ms. Gargiulo will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to her. In the event Ms. Gargiulo is terminated without cause or she resigns with good reason, the Company will be entitled to severance pay from the company. The amount of the severance pay will be an amount equal to (i) nine months of her base pay if the termination of her employment occurs during the first year of employment under the Gargiulo Agreement, (ii) ten months of her base pay if termination of her employment occurs during the second year of employment under the Gargiulo Agreement, or (iii) eleven months of her base pay if the termination occurs during the third year of employment under the Gargiulo Agreement. The severance pay would be paid in accordance with the Company’s usual paydays during the applicable severance period. In addition, in the event of termination without cause or for good reason, she will receive all accrued base salary, bonus compensation to the extent earned, vested deferred compensation, any benefits under any plans of the Company in which she is a participant, accrued vacation pay and any as well as any expense reimbursements due and owing to her, all to the date of termination.

Dennis Walker

On February 9, 2008, we entered into an employment agreement with Dennis Walker in connection with the employment of Mr. Walker as our Senior Vice President of Sales. Pursuant to the terms of the agreement, we will employ Mr. Walker for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. We will pay Mr. Walker an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors. If Mr. Walker’s employment is terminated for cause, Mr. Walker will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. In addition to the foregoing payments, in the event Mr. Walker is terminated without cause or he resigns with good reason, he will be entitled to severance pay in an amount equal to (i) ten months of his base pay if the termination of his employment occurs during the first year of employment under the agreement, (ii) eleven months of his base pay if termination of his employment occurs during the second year of employment under the agreement, or (iii) twelve months of his base pay if the termination occurs during the third year of employment under the agreement. The severance pay would be paid in accordance with our usual paydays during the applicable severance period.

Skins Amended and Restated 2005 Incentive Plan

In connection with the Share Exchange Transaction in March 2006, we assumed the Skins 2005 Incentive Plan as the stock option plan of Skins Inc. Immediately after the closing of the Share Exchange Transaction, we assumed share purchase options granted under the 2005 Incentive Plan to purchase an aggregate of 2,109,375 shares at an exercise price of $0.80 per share. At the Company’s 2007 Annual Meeting of Stockholders held on September 28, 2007, the Company’s stockholders approved an amendment to the Company’s 2005 Incentive Plan to increase the maximum number of shares of common stock that may be issued under such plan by 1,625,000 shares to a total of 5,000,000 shares. The Amended and Restated 2005 Incentive Plan (the “Plan”) Plan provides for the granting of stock options, stock appreciation rights, restricted shares, and other stock-based awards for employees, directors and consultants. As of December 31, 2007, we had 3,486,500 options outstanding with an average exercise price of $1.00.

Repricing of Options

On April 2, 2008, the board of directors of the Company acted to reprice a total of 2,794,625 options that it had previously granted to certain employees, directors and consultants of the Company. The options, all of which had been previously issued pursuant to the Plan, were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of the Company’s common stock on the date of approval by the board of directors. The board of directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of the Company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing.

The repriced options had originally been issued with $.80 to $1.37 per share option exercise prices, which prices reflected the then current market prices of the Company’s stock on the dates of original grant. As a result of the recent sharp reduction in the Company’s stock price, the board of directors believed that such options no longer would properly incentivize the Company’s employees, officers and consultants who held such options to work in the best interests of the Company and its stockholders. Moreover, the board of directors believed that if these options were repriced, that such options would provide better incentives to such employees, officers and directors.

The persons receiving the repriced options include executive officers, directors, and advisory directors of the Company that had received stock options granted between March 2006 to November 2007, including:

•
Deborah Gargiulo, Chief Financial Officer and Corporate Secretary, holds options to purchase 200,000 shares of the Company’s common stock at an exercise price of $1.29 per share. All of these options were repriced to $0.40 per share.

•
Antonio Pavan, former Chief Operating Officer, holds options that includes options to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.25 per share. All of these options were repriced to $0.40 per share.

•	Steve Reimer, a director, holds options to purchase 421,875 shares of the Company’s common stock at an exercise prices of $0.80 per share. All of these options were repriced to $0.40 per share.

•
Frank Zambrelli, a director, holds options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.37 per share that were issued to him as a director. All of these options were repriced to $0.40 per share. Mr. Zambrelli is the beneficial holder of 25,000 options, exercisable at $1.15 per share, that were granted for consulting service, and such options are not subject to the repricing.

•
Each of Mark Itzkowitz and Bill Priakos, advisory board members, holds options to purchase 421,875 shares of the Company’s common stock at an exercise price of $0.80 per share. All of these options were repriced to $0.40 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2007.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date
Mark Klein	—	—	—	—	—
Deborah A. Gargiulo(2)	—	200,000	—	$1.29	7/3/2011
Antonio Pavan(3)	85,000	415,000	—	$1.25	4/13/2011

(1)	See above under “Repricing of Options” for information regarding the repricing of options of Ms. Gargiulo and Mr. Pavan to $0.40 per share in April 2008.
(2)	Options vest annually in equal amounts over the three year period following the July 3, 2007 date of grant, with the first 1/3 vesting on July 3, 2008.
(3)
Options originally scheduled to vest in 1/6th increments every six months from the April 13, 2007 date of grant. On April 8, 2008, we entered into a separation agreement and release with Mr. Pavan pursuant to which (i) 250,000 of the options vest immediately, (ii) such vested options shall be subject to the option repricing to $0.40 per share, (iii) such vested options shall have a term of one year from the date of the separation agreement, and (iv) all other options are terminated and cancelled immediately.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2007 by members of board of directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Michael J. Rosenthal	100,000		-	-	-	-	-		100,000
Steve Reimer	10,000	(1)	-	36,894	-	-	15,000	(3)	61,894
Frank Zambrelli	10,000	(1)	-	17,573	-	-	132,300	(4)	159,873

(1)
Of this amount, Mr. Reimer and Mr. Zambrelli, in April 2008, each received 12,500 units in lieu of repayment of $2,500 due and payable to them, respectively, for fourth quarter board fees. The units were issued on the same terms as the private placement that we conducted in April 2008. Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering.

(2)
These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R). Assumptions used in the calculation of these are included in the notes to the Company’s audited financial statements commencing at page F-1 of this prospectus.

(3)
Represents the amount due to Mr. Reimer in connection with consulting services. Of this amount, Mr Reimer, in April 2008, received 18,750 units in lieu of payment of $3,750 due and payable to Mr. Reimer for fourth quarter consulting services, where the units were issued on the same terms as the private placement that we conducted in April 2008. Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering.

(4)
Consists of $120,000 in cash received for consulting services and $12,300 for the value of 50,000 options received for consulting services. The $12,300 reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) and EITF 96-18.

We have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. Directors are compensated in amounts as indicated above and are eligible for option grants for their services. In addition, Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Messrs. Priakos and Itzkowitz, who sit on our advisory board, receive $2,500 per quarter. In addition, each director was permitted to participate in the option repricing that we conducted in April 2008, as follows:

•	Steve Reimer holds options to purchase 421,875 shares of the Company’s common stock at an exercise prices of $0.80 per share. All of these options were repriced to $0.40 per share.

•
Frank Zambrelli, a director, holds options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.37 per share that were issued to him as a director. All of these options were repriced to $0.40 per share. Mr. Zambrelli is the beneficial holder of 25,000 options, exercisable at $1.15 per share, that were granted for consulting service, and such options are not subject to the repricing.

•
Each of Mark Itzkowitz and Bill Priakos, advisory board members, holds options to purchase 421,875 shares of the Company’s common stock at an exercise price of $0.80 per share. All of these options were repriced to $0.40 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

	# of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,486,500	(1)	$1.00	1,513,500	(2)
Equity compensation plans not approved by securities holders	150,000	(3)	1.38	—
Total	3,636,500		$1.02	1,513,500

(1)	Represents stock options outstanding under our Amended and Restated 2005 Incentive Plan (the “2005 Incentive Plan”), under which a total of 5,000,000 shares are authorized to be issued.
(2)	Represents shares available for future issuance under our 2005 Incentive Plan.
(3)	Represents warrants that were issued to third parties for services.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, we did not have a standing compensation committee. The Board of Directors, as a whole, was responsible for the functions customarily performed by the compensation committee.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this prospectus are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock based on 56,066,793 issued and outstanding shares of common stock as of April 21, 2008, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Skins Inc. 1115 Broadway, 12th Floor, New York, NY 10010.

Name and Address of Beneficial Owner	Title	Beneficially Owned		Percent of Class Beneficially Owned

Directors and Executive Officers

Mark Klein	President and Chief Executive Officer	9,674,521	(1)	17.3%

Deborah A. Gargiulo	Chief Financial Officer	184,091	(2)	*

Michael J. Rosenthal	Chairman of the Board	2,328,923	(3)	4.1%

Frank Zambrelli	Director	62,250	(4)	*

Steve Reimer	Director	496,250	(5)	*

Officers and Directors as a Group (total of 5 persons)		12,746,035	(6)	22.3%

5% or more Stockholders

Geoffrey Dubey(7)		4,508,809	(7)	7.9%

Joshua Hermelin(7)		5,380,061	(7)	9.4%

* Indicates less than 1%.

(1)
Includes 706,068 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction in March 2006.

(2)	Includes 75,000 shares underlying warrants that are currently exercisable.

(3)
Includes 565,725 shares underlying warrants that are currently exercisable. Also includes 70,200 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction in March 2006.

(4)	Includes 25,000 shares underlying warrants and 12,250 shares underlying options that are currently exercisable or exercisable within 60 days of April 21, 2008.

(5)	Includes 62,500 shares underlying warrants and 371,250 shares underlying options that are currently exercisable or exercisable within 60 days of April 21, 2008.

(6)
Includes 728,225 shares underlying warrants and 383,500 shares underlying options that are currently exercisable or exercisable within 60 days of April 21, 2008. Also includes 776,268 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction in March 2006.

(7)
Mr. Dubey’s shares include 750,000 shares underlying warrants that are currently exercisable. Mr. Hermelin’s shares include 950,000 shares underlying warrants that are currently exercisable. Messrs. Dubey and Hermelin are consultants to the Company and utilize the Company's address for Company matters. Mr. Dubey’s and Mr. Hermelin’s shares includes 222,043 and 244,752 shares of common stock, respectively, that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction in March 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Skins Footwear Inc.

Skins Footwear Inc. is our wholly-owned subsidiary. We have interlocking executive and director positions with Skins Footwear Inc.

Secured Promissory Notes

On February 14, 2008, we issued a Secured Promissory Note (the “Rosenthal Note”) to our Chairman of the Board of Directors, Michael Rosenthal (“Chairman”), in the principal amount of $100,000. Of the $100,000, $25,000 was used to pay certain amounts due and payable to Mr. Rosenthal, including Board member fees. Pursuant to the Rosenthal Note, it was to bear interest at the rate of 5% per annum compounded annually and was secured by the grant of a security interest by the Company in all of its intellectual property rights, patents, copyrights, trademarks which the Company now has or acquires and all proceeds and products thereof. The Company agreed to repay the Rosenthal Note upon the Company’s completion of a financing, and in no event later than six months from the Rosenthal Note’s date of issuance. Pursuant to the Rosenthal Note, and in consideration of entering into the Rosenthal Note, our Chairman received 185,185 shares of the Company’s common stock. In addition, our Chairman received piggy-back registration rights with respect to the shares.

On February 28, 2008, we issued a Secured Promissory Note (the “Gargiulo Note”) to our Chief Financial Officer (“CFO”), Deborah Gargiulo, in the principal amount of $15,000. Pursuant to the Gargiulo Note, it was to bear interest at the rate of 5% per annum compounded annually and was secured by the grant of a security interest by the Company in all of its intellectual property rights, patents, copyrights, trademarks which the Company now has or acquires and all proceeds and products thereof. The Company agreed to repay the Gargiulo Note upon the Company’s completion of a financing, and in no event later than six months from the Gargiulo Note’s date of issuance. Pursuant to the Gargiulo Note, and in consideration of entering into the Gargiulo Note, our CFO received 32,609 shares of the Company’s common stock. In addition, our CFO received piggy-back registration rights with respect to the shares.

In April 2008, we conducted a private placement, and in an effort to preserve cash for Company operations, we agreed to convert the $115,000 in principal debt owed under the Rosenthal Note and Gargiulo Note. The offering consisted of the sale of units at a sales price of $0.20 per unit, each of which consisted of (i) one share of common stock of the Company and (ii) one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering. The Rosenthal Note and Gargiulo Note were converted into the offering, and as a result, Mr. Rosenthal and Ms. Gargiulo received 500,000 and 75,000 units, respectively. Other secured promissory note holders also converted outstanding amounts due under the notes into the private offering. Each of the secured note holders, including Mr. Rosenthal and Ms. Gargiulo, agreed to waive payment of any and all interest due under the note, which was cancelled upon conversion into the private offering.

Upon execution of the secured notes, the holders, including Mr. Rosenthal and Ms. Gargiulo, received shares of common stock in an amount that was equal to (x) half of the principal amount of the note divided by (y) the closing trading price of the Company’s common stock on the date of the note. This was equal to 185,185 and 32,609 shares for Mr. Rosenthal and Ms. Gargiulo, respectively, as discussed above. The lowest trading price used to calculate the number of shares to be issued under the secured notes was $0.22 per share. In consideration of the holders investing the principal due into private placement in lieu of payment and waiving any and all interest due, each holder that received shares upon the execution of the note based on a trading price higher than $0.22 per share, including Mr. Rosenthal and Ms. Gargiulo, was issued additional shares of common stock. These additional shares were equal to the number of shares that would have been received if $0.22 were in the formula, minus the number of shares actually received upon execution of the secured note. A total of 316,298 additional shares were issued to these secured note holders, and Mr. Rosenthal and Ms. Gargiulo received 42,088 and 1,482 shares of common stock, respectively.

We believe that our arrangements with Mr. Rosenthal and Ms. Gargiulo are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

April 2008 Private Placement

In April 2008, we conducted a private placement, and in an effort to preserve cash for Company operations, we agreed to convert a total of $40,645 owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them. Our three non-employee directors, Mr. Rosenthal, Steve Reimer, and Frank Zambrelli were owed $13,145, $12,500, and $5,000, respectively, and in lieu of payment of such amounts received 65,725, 62,500, 25,000 units, which consisted of (i) one share of common stock of the Company and (ii) one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering. Our two advisory board members, Mark Itzkowitz and Bill Priakos, were each owed $5,000, and in lieu of payment f such amount received 25,000 units. We believe that our arrangements with Messrs. Rosenthal, Reimer, and Zambrelli are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

Consulting Arrangements

We have consulting relationships with two of our directors, Steve Reimer and Frank Zambrelli. Pursuant to our arrangement with Mr. Reimer, through BTM Consulting, Inc., provides consulting services to our company in relation to sales and marketing of our product. We pay Mr. Reimer a quarterly fee of $3,750 for these consulting services. Mr. Zambrelli, through Design Quadrant, provides consulting services to our company to assist in the design and merchandising of our product. We pay Design Quadrant a monthly fee of $10,000. Our arrangement with Mr. Zambrelli is on a month-to-month basis. In 2007, we received $120,000 in services from Design Quadrant. Of this amount, we paid $80,000 in 2007 and the remaining $40,000 in 2008. We believe that our arrangements with Messrs. Reimer and Zambrelli are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

Atsco Footwear LLC

We had entered into a sourcing and buying agent agreement with Atsco Footwear, LLC pursuant to which Atsco Footwear will be responsible for sourcing, commercialization and product line review. According to the agreement, Atsco Footwear will be the exclusive sourcing and development agent for us and will assist us in developing a fit-and-wear tested marketable product. Atsco is responsible for the factory development and output as well as delivery, scheduling, supplier deadlines and other related matters. We will pay commissions to Atsco Footwear for its services under the agreement primarily based on merchandise sourced by Atsco Footwear and shipped to us. We decided not to exercise the option to extend the outsourcing agreement. Mark Itzkowitz, who is an advisory director of our company, is also a director Atsco Footwear.

On November 28, 2007, the Company executed a Buying Agency and Sourcing Agreement with Atsco Footwear, LLC. Pursuant to the Agreement, Atsco will serve as the Company’s non-exclusive buying and sourcing agent and will be responsible for sourcing, commercialization and product line review. The Company will pay Atsco a commission of 7% of the first $5 million and 5% for the amounts above the first $5 million at the FOB country of origin price for merchandise sourced by Atsco and shipped to the Company. The Agreement has an initial term of one year, from November 15, 2007 through November 15, 2008, and each party has the option to extend the initial term of the Agreement for an additional year upon providing written notice to the other party no less than thirty days prior to the expiration of the initial term. Either party may terminate the Agreement at any time upon providing the other party with three months written notice. Mark Itzkowitz, the President of Atsco, is also an advisory member of the Board of Directors of the Company.

Consulting Agreements

On April 3, 2006, we entered into consulting agreements with two shareholders, Geoffrey Dubey and Joshua Hermelin, pursuant to which we agreed to issue 50,000 and 72,000 shares of our common shares to Geoffrey Dubey and Joshua Hermelin respectively for an aggregate of 122,000 shares in exchange for consulting services to be provided by the two shareholders over a two year term. The total consulting services were valued at $145,180 based upon the closing price of our common stock of $1.19 per share on the date of the agreement. The consulting services include advising and counseling us with respect to technical, financial and marketing issues, recruitment of qualified personnel and specific technical issues, growth and business plans, and strategic planning. Messrs. Dubey and Hermelin beneficially own approximately 8.9% and 9.8%, respectively, of our outstanding securities. We believe that our arrangements with Messrs. Dubey and Hermelin are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

Mage LLC

We had an oral consulting arrangement with Mage LLC pursuant to which Mage LLC receives approximately $5,000 per month for consulting services providing business advisory and financial services. Mage's services to us included strategic planning, development of business plan, and evaluation of funding including negotiation and structure, as well as, interim financial management and accounting services. This arrangement expired in June 2006 when we hired a VP of Finance and Operations and was later renewed on a month to month basis in January 2007. Pursuant to the terms of the renewed consulting agreement, Mage LLC will receive $15,000 per annum. In 2005, Mage Capital Partners, LLC received equity securities in Skins Footwear Inc. in exchange for services provided by Mage LLC. These equity securities were exchanged for 388,080 shares of our common stock upon the closing of the Share Exchange Transaction on March 20, 2006. Mr. Hochberg, a former member of our Board of Directors, was Chief Executive Officer of Mage LLC and Mage Capital Partners, LLC.

March 2006 Share Exchange Transaction

In March 2006, we completed the Share Exchange Transaction with Skins Footwear Inc. At the closing, Skins Footwear Inc. became a wholly-owned subsidiary of Skins Inc. and all outstanding securities of Skins Footwear Inc. were exchanged for securities of Skins Inc. The following sets forth information with respect to our affiliates holdings prior to the Share Exchange Transaction.

•
Mark Klein, our President, Chief Executive Officer and a Director, received beneficial ownership of 9,758,221 shares of our common stock pursuant to the Share Exchange Transaction. This amount includes 70,200 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction.

•
Stephen Hochberg, a former member of our Board of Directors, received beneficial ownership of 388,080 shares of our common stock pursuant to the Share Exchange Transaction. This amount includes 28,080 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction.

•
Michael Rosenthal, Chairman of our Board of Directors, received beneficial ownership of 970,200 shares of our common stock pursuant to the Share Exchange Transaction. This amount includes 70,200 shares of common stock that are held in escrow and subject to partial and full return to Skins Inc. contingent upon the number of share purchase warrants exercised by investors in Skins Inc. within a period of 30 months following the closing of private placements and the Share Exchange Transaction

•
Geoffrey Dubey and Joshua Hermelin received 3,068,743 shares and 3,382,603 shares, respectively, of our common stock pursuant to the Share Exchange Transaction. Messrs. Dubey and Hermelin each beneficially own more than 5% of our securities.

SELLING STOCKHOLDERS

This prospectus registers for resale by selling shareholders (i) 13,503,225 shares of common stock issued in our April 2008 private placement, (ii) 13,503,225 shares of common stock issuable upon the exercise of warrants that were issued in our April 2008 private placement, and (iii) 1,602,274 shares of common stock that were issued in connection with our issuance of secured promissory notes during the period from December 2007 to March 2008.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

• the number of shares owned by each stockholder prior to this offering;
• the percentage owned by each stockholder prior to completion of the offering;
• the total number of shares that are to be offered for each stockholder;
• the total number of shares that will be owned by each stockholder upon completion of the offering; and
• the percentage owned by each stockholder upon completion of the offering.

Except as noted below, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities. Any selling stockholder that is an affiliate of the Company may be deemed to be an underwriter under the federal securities laws.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
EH & P Investments AG	5,668,183	(3)	9.5%	4,068,182	1,600,001	2.8%
Joshua Lawrence Hermelin	5,380,061	(4)	9.4%	2,331,819	2,976,242	5.3%
Geoffrey Dubey	4,508,809	(5)	7.9%	1,840,909	2,667,900	4.8%
Mol Ventures LTD	4,000,000	(6)	6.9%	4,000,000	-	*
Michael Rosenthal	2,328,923	(7)	4.1%	1,358,723	970,200	1.7%
Daniel Andrew Glanz	2,000,000	(8)	3.5%	2,000,000	-	*
Neville Gafen	2,000,000	(9)	3.5%	2,000,000	-	*
Josan Consultants PTY LTD (Davis Family A/C)	1,356,600	(10)	2.4%	1,000,000	356,000	*
Susanne Lynn Parker	1,200,000	(11)	2.1%	1,200,000	-	*
Silvacorp Pty Ltd.	1,050,000	(12)	1.9%	800,000	250,000	*
Cullen Investments LTD	1,000,000	(13)	1.8%	1,000,000	-	*
Eric Watson	1,000,000	(14)	1.8%	1,000,000	-	*
Finter Bank Zurich	1,000,000	(15)	1.8%	1,000,000	-	*
Donald Lautman	600,000	(16)	1.1%	600,000	-	*
Brian Boulanger	500,000	(17)	*	500,000	-	*
Shumel Gavish	500,000	(18)	*	500,000	-	*
Jason Paul Rosen	500,000	(19)	*	500,000	-	*
Melanie Bome	500,000	(20)	*	500,000	-	*
Steve Reimer	496,250	(21)	*	125,000	371,250	*
Nitro-gen PTY LTD AFT the Curson Family Trust	483,333	(22)	*	350,000	133,333	*
Gregory Curson	483,333	(23)	*	350,000	133,333	*
William Harry Priakos Jr.	421,250	(24)	*	50,000	371,250	*
Mark Itzkowitz	421,250	(25)	*	50,000	371,250	*
Idan Miller	350,000	(26)	*	350,000	-	*
Eitan Dickman	250,000	(27)	*	250,000	-	*
Mervin Russell Miller	250,000	(28)	*	250,000	-	*
Dan Frishman	200,000	(29)	*	200,000	-	*
Deborah Gargiulo	184,091	(30)	*	184,091	-	*
F.A.F. Consulting	150,000	(31)	*	150,000	-	*
Frank Zambrelli	62,250	(32)	*	50,000	12,250	*
Yonatan Lautman	50,000	(33)	*	50,000	-	*

*	Indicates less than 1.0%.

(1)
Based on 56,066,783 shares of common stock outstanding as of the date of April 21, 2008. The number of shares of our common stock outstanding excludes (i) 4,714,714 shares of our common stock issuable upon exercise of outstanding warrants, (ii) 3,485,500 shares of our common stock issuable upon exercise of outstanding stock options, and (iii) 1,513,000 available for issuance under our Amended and Restated 2005 Incentive Plan.

(2)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(3)	Includes 3,350,001 shares underlying warrants that are currently exercisable. Urs Meier may be deemed to have voting and investment power over the shares held by EH&P Investments AG.

(4)	Includes 950,000 shares underlying warrants that are currently exercisable.

(5)	Includes 750,000 shares underlying warrants that are currently exercisable.

(6)	Includes 2,000,000 shares underlying warrants that are currently exercisable. Yossi Moldawsky may be deemed to have voting and investment power of the shares held by MOL Venture, Ltd.

(7)	Includes 565,725 shares underlying warrants that are currently exercisable.

(8)	Includes 1,000,000 shares underlying warrants that are currently exercisable.

(9)	Includes 1,000,000 shares underlying warrants that are currently exercisable.

(10)
Includes 600,000 shares underlying warrants that are currently exercisable. Mark Davis, as a director and control person of Josan Consultants Ltd., may be deemed to have voting and investment power over the shares held by Josan Consultants Ltd.

(11)	Includes 600,000 shares underlying warrants that are currently exercisable.

(12)
Includes 650,000 shares underlying warrants that are currently exercisable. Gregory Curson, as a director and control person of Silvacorp Pty Ltd., may be deemed to have voting and investment power over the shares held by Silvacorp Pty Ltd.

(13)
Includes 500,000 shares underlying warrants that are currently exercisable. Mark Flay, as the control person of Cullen Investments, Ltd., may be deemed to have voting and investment power over the shares held by Cullen Investments, Ltd.

(14)	Includes 500,000 shares underlying warrants that are currently exercisable.

(15)	Includes 500,000 shares underlying warrants that are currently exercisable.

(16)	Includes 300,000 shares underlying warrants that are currently exercisable.

(17)	Includes 250,000 shares underlying warrants that are currently exercisable.

(18)	Includes 250,000 shares underlying warrants that are currently exercisable.

(19)	Includes 250,000 shares underlying warrants that are currently exercisable.

(20)	Includes 250,000 shares underlying warrants that are currently exercisable.

(21)	Includes 62,500 shares underlying warrants that are currently exercisable and 371,250 shares underlying options that are currently exercisable or exercisable within 60 days of April 21, 2008.

(22)
Includes 308,333 shares underlying warrants that are currently exercisable. Gregory Curson, as a director and control person of Nitro-gen PTY LTD, may be deemed to have voting and investment power over the shares held by Nitro-gen PTY LTD AFT the Curson Family Trust.

(23)	Includes 308,333 shares underlying warrants that are currently exercisable.

(24)	Includes 25,000 shares underlying warrants that are currently exercisable and 371,250 shares underlying options that are currently exercisable or exercisable within 60 days of April 21, 2008.

(25)	Includes 25,000 shares underlying warrants that are currently exercisable and 371,250 shares underlying options that are currently exercisable or exercisable within 60 days of April 21, 2008.

(26)	Includes 175,000 shares underlying warrants that are currently exercisable.

(27)	Includes 125,000 shares underlying warrants that are currently exercisable.

(28)	Includes 125,000 shares underlying warrants that are currently exercisable.

(29)	Includes 100,000 shares underlying warrants that are currently exercisable.

(30)	Includes 75,000 shares underlying warrants that are currently exercisable.

(31)	Includes 75,000 shares underlying warrants that are currently exercisable.

(32)	Includes 25,000 shares underlying warrants that are currently exercisable and 12,250 shares underlying options that are currently exercisable or exercisable within 60 days of April 21, 2008.

(33)	Includes 25,000 shares underlying warrants that are currently exercisable.
Except as described below and in this Selling Stockholders section, none of the selling stockholders has had a material relationship with our company other than as a shareholder at any time within the past three years:

•	Michael Rosenthal has served as our Chairman of the Board since October 2005.

•	Deborah Gargiulo has served as our Chief Financial Officer since July 2007.

•	Frank Zambrelli and Steve Reimer have served on our Board of Directors since October 2005.

•	Mark Itzowitz and Bill Priakos have served as advisory members of our Board of Directors since October 2005.

•
Geoffrey Dubey, Joshua Hermelin, and Idan Miller were shareholders of Skins Shoes Inc. and entered into the Share Exchange Agreement, as amended, with us, at that time known as Logicom Inc., to effect the Share Exchange Transaction in March 2006. In addition, Messrs. Hermelin and Dubey have provided consulting services to us in the past pursuant to which we issued them 72,000 and 50,000 shares of our common shares, respectively, as more fully described in the section herein entitled, “Certain Relationships and Related Transactions.”

PLAN OF DISTRIBUTION

The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved. The maximum commission or discount to be received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer, however, will not be greater than eight (8) percent for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect or (ii) all of the shares have been sold. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES

Common Stock

Effective December 16, 2005, the Company completed a 1 for 8.727273 forward stock split where each share of common stock, par value $0.001 per share, that was issued and outstanding immediately prior to the forward stock split was automatically combined into and became 8.727273 shares of common stock. The forward stock split changed the number of authorized shares of common stock from 50,000,000 shares to 436,363,650 shares. As of April 21, 2008, there were 56,066,793 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of the Company’s common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Company’s assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of the Company's common stock are fully paid for and non-assessable.

Stock Options

In connection with the Share Exchange Transaction in March 2006, we assumed the Skins 2005 Incentive Plan as the stock option plan of Skins Inc. Immediately after the closing of the Share Exchange Transaction, we assumed share purchase options granted under the 2005 Incentive Plan to purchase an aggregate of 2,109,375 shares at an exercise price of $0.80 per share. At the Company’s 2007 Annual Meeting of Stockholders held on September 28, 2007, the Company’s stockholders approved an amendment to the Company’s 2005 Incentive Plan to increase the maximum number of shares of common stock that may be issued under such plan by 1,625,000 shares to a total of 5,000,000 shares. The Amended and Restated 2005 Incentive Plan (the “Plan”) Plan provides for the granting of stock options, stock appreciation rights, restricted shares, and other stock-based awards for employees, directors and consultants. As of December 31, 2007, we had 3,486,500 options outstanding with an average exercise price of $1.00.

On April 2, 2008, the board of directors of the Company acted to reprice a total of 2,794,625 options that it had previously granted to certain employees, directors and consultants of the Company. The options, all of which had been previously issued pursuant to the Plan, were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of the Company’s common stock on the date of approval by the board of directors. The board of directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of the Company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing.

Warrants

In connection with the Share Exchange Transaction in March 2006, the Company assumed options to purchase shares of common stock and warrants to purchase shares of common stock on the same terms and conditions as previously issued by Skins Footwear. As of December 31, 2007, we had 4,714,714 warrants outstanding with an average exercise price of $1.01.

We issued an additional 13,503,225 warrants in connection with an April 2008 private placement. These warrants have a term of two years, are exercisable at $0.40 per share, and the shares underlying the warrants are being registered for resale by the warrantholders under this prospectus.

Market Price of the Company’s Common Stock

The price of the Company’s common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. The Company believes that a number of factors, both within and outside its control, could cause the price of the Company’s common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of its common stock:

•	The Company’s ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	The Company’s financial position and results of operations;

•	Concern as to, or other evidence of, the market acceptance of the Company’s proposed products or its competitors’ products;

•	Announcements of technological innovations or new products by the Company or its competitors;

•	Foreign governmental regulatory actions;

•	The development of litigation against the Company;

•	Period-to-period fluctuations in the Company’s operating results;

•	Changes in estimates of the Company’s performance by any securities analysts;

•	Possible regulatory requirements on the Company’s business;

•	The issuance of new equity securities pursuant to a future offering;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Variations in quarterly operating results;

•	The depth and liquidity of the market for the Company’s common stock;

•	Investor perceptions of the Company; and

•	General economic and other national conditions.

Transfer Agent

The transfer agent and registrar for our common stock is The Nevada Agency and Trust Company

Listing

Our shares of common stock are listed for quotation on the OTC Bulletin Board under the symbol “SKNN.”

Anti-Takeover Charter and Bylaw Provisions

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of the Company, including changes a stockholder might consider favorable. In particular, the Company’s certificate of incorporation and bylaws, as applicable, among other things, will (i) provide the Company’s board of directors with the ability to alter its bylaws without stockholder approval and (ii) provide that vacancies on the Company’s board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring the Company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. The Company believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for the Company’s shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in the Company’s management.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Our Articles of Incorporation provides that no officer or director shall be personally liable to this corporation or our stockholders for monetary damages except as provided pursuant to Nevada law. Our Bylaws and Articles of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of the company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of the Company and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Nevada law. The rights accruing to any person under our Bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the Bylaws and Articles of Incorporation.

SHARES ELIGIBLE FOR FUTURE SALE

As of April 21, 2008, we had outstanding 56,066,793 shares of common stock.

All of the 28,608,724 shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act. If shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, their sales of shares would be governed by the limitations and restrictions that are described below.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell, provided the availability of current public information about our company, all of their shares.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

LEGAL MATTERS

Burton, Bartlett & Glogovac, in Reno, Nevada, will pass upon the validity of the shares of common stock offered by the prospectus for us.

EXPERTS

Our consolidated financial statements as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006 appearing in this Prospectus and Registration Statement have been audited by Mahoney Cohen & Company, CPA, P.C., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

SKINS INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Skins Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Skins Inc. and Subsidiary (a development stage company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years then ended and the period May 18, 2004, date of inception, to December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Skins Inc. and Subsidiary at December 31, 2007 and 2006, and the results of their operations and their cash flows for the years ended December 31, 2007 and 2006, and the period May 18, 2004, date of inception, to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Skins Inc. and Subsidiary will continue as a going concern. As more fully described in Note 1, at December 31, 2007, the Company has no established source of revenues and has accumulated losses of $11,397,491 since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
April 12, 2008, except for paragraph 8 of Note 15, which is dated April 24, 2008

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$6,186	$1,754,926
Prepaid expenses	251,034	165,258
Total current assets	257,220	1,920,184

Property and equipment, net (Note 3)	13,209	6,255
Software Costs, net (Note 4)	16,634	-
Capitalized Production Molds (Note 5)	10,660	-
Patent costs, net (Note 6)	159,400	108,851
Other Intangibles, net (Note 7)	1,378	-
Total Assets	$458,501	$2,035,290

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued liabilities (Note 8)	$750,425	$277,595
Liquidated damages payable (Note 2)	21,988	27,278
Note Payable, net of discount (Note 10)	95,777	-
Total current liabilities	868,190	304,873

Commitments and Contingencies (Note 11)

Stockholders' Equity (Deficiency) (Note 12):
Common Stock, $.001 par value; 436,363,650 shares authorized; 40,961,294 and 36,206,769 shares issued and outstanding at December 31, 2007 and 2006, respectively (Note 1)	40,961	36,206
Additional paid in capital	10,570,983	6,103,651

Deficit accumulated in the development stage	(11,021,633)	(4,409,440)
Total stockholders' equity (deficiency)	(409,689)	1,730,417

Total Liabilities & Stockholders' Equity (Deficiency)	$458,501	$2,035,290

The accompanying notes are an integral part of the financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,		Period from Inception (May 18, 2004 -
	2007	2006	Dec 31, 2007)
Operating expenses:

Design and development	$1,859,238	$336,815	$2,334,844

Selling, general and administrative	4,780,436	2,478,561	7,778,700

Total operating expenses	6,639,674	2,815,376	10,113,544

Operating Loss	(6,639,674)	(2,815,376)	(10,113,544)

Unrealized (loss) on derivative instruments	-	(1,284,563)	(1,306,754)
Liquidated damages	5,290	(27,278)	(21,988)
Interest Income	47,705	27,870	75,575
Loss on disposal of property and equipment	(22,179)	—	(22,179)
Amortization of discount on note payable	(3,130)	—	(3,130)
Interest Expense	(205)	(931)	(5,471)

Net loss	$(6,612,193)	$(4,100,278)	$(11,397,491)

Basic and diluted loss per share	$(0.18)	$(0.14)

Weighted average number of common shares outstanding, basic and diluted	37,888,638	29,948,876

The accompanying notes are an integral part of the financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

	Common Stock		Additional Paid-In (deficit-in)	Deficit Accumulated Total Development	Total Stockholders' Equity/
	Shares	Amount	Capital	Stage	(Deficiency)
Transfer of net liabilities from a predecessor entity - May 18, 2004		$-	$(32,312)	$-	$(32,312)
Shares issued on June 1, 2004	954,513	955	9,045		10,000
Shares issued on July 2, 2004	954,513	955	9,045		10,000
Shares issued on August 4, 2004	1,909,026	1,909	18,091		20,000
Shares issued on August 10, 2004	1,909,026	1,909	18,091		20,000
Shares issued on December 1, 2004	8,338,484	8,338	79,162		87,500
Shares issued on December 30, 2004	144,077	144	1,356		1,500
Shares issued on December 31, 2004	3,818,053	3,818	36,182		40,000
Net loss	-	-	-	(152,706)	(152,706)
Balances at December 31, 2004	18,027,692	18,028	138,660	(152,706)	3,982

Shares issued for services on October 20, 2005	1,376,308	1,376	(1,370)	-	6
Net Loss January 1, 2005 to October 20, 2005				(223,152)	(223,152)
Recapitalization of deficit upon merger of Skins Shoes, LLC into Skin Shoes, Inc. on October 20, 2005 (Note 1)			(375,858)	375,858	-
Net Loss Oct 21, 2005 to Dec 31, 2005		-	-	(309,162)	(309,162)
Balances at December 31, 2005	19,404,000	19,404	(238,568)	(309,162)	(528,326)

Reclassification of Share based liability Awards to equity Awards upon the re-Adoption of the 2005 Incentive Stock Plan on March 16, 2006	-	-	241,157	-	241,157
Skins Inc. net assets assumed - March 20, 2006	14,821,434	14,821	1,693,886		1,708,707
Conversion of convertible debenture - Common Stock - March 20, 2006	178,572	179	119,821		120,000
Shares issued for consulting services on April 3, 2006 (Note 9)	122,000	122	145,058		145,180
Share based Compensation, June 30, 2006			86,156		86,156
Share based Compensation, September 30, 2006			130,218		130,218
Reclassification of Derivative Liability as Form			1,890,600		1,890,600
SB-2 became effective on October 10, 2006
Warrants exercised December 5, 2006	30,000	30	29,970		30,000
Warrants exercised December 8, 2006	120,000	120	119,880		120,000
Warrants exercised December 11, 2006	320,000	320	319,680		320,000
Warrants exercised December 12, 2006	115,715	116	115,599		115,715
Warrants exercised December 14, 2006	119,000	119	118,881		119,000
Warrants exercised December 15, 2006	274,000	274	273,726		274,000
Warrants exercised December 19, 2006	363,476	363	363,113		363,476
Warrants exercised December 21, 2006	238,572	238	238,334		238,572
Warrants exercised December 22, 2006	100,000	100	99,900		100,000
Share based Compensation, December 31, 2006			356,240		356,240
Net loss				(4,100,278)	(4,100,278)
Balances at December 31, 2006	36,206,769	36,206	6,103,651	(4,409,440)	1,730,417

Warrants exercised January 5, 2007	100,000	100	99,900		100,000
Warrants exercised January 6, 2007	11,904	12	11,882		11,894
Warrants exercised January 10, 2007	100,000	100	99,900		100,000
Warrants exercised January 25, 2007	200,000	200	199,800		200,000
Warrants exercised February 7, 2007	59,524	60	59,464		59,524
Warrants exercised February 26, 2007	138,095	138	137,906	-	138,044
Repurchase of options (Note 11)	-	-	(30,445)	-	(30,445)
Share based Compensation for the three months ended March 31, 2007			195,381		195,381
Shares issued on May 21, 2007 (net of issuance costs of $37,987)	4,000,000	4,000	2,958,013		2,962,013
Share based Compensation for the three months ended June 30, 2007			156,138		156,138
Warrants exercised July 24, 2007	60,000	60	59,865		59,925
Warrants exercised August 7, 2007	10,000	10	9,965		9,975
Warrants exercised August 14 2007	75,000	75	75,000		75,075
Share based compensation for the three months ended September 30, 2007			213,453		213,453
Shares issued on October 31, 2007 to correct prior balances	2
Discount on note payable for common stock to be issued - December 21, 2007 (Note 10)			57,353		57,353
Share based compensation for the three months ended December 31, 2007			163,757		163,757
Net loss	-	-		(6,612,193)	(6,612,193)
Balances at December 31, 2007	40,961,294	$40,961	$10,570,983	$(11,021,633)	$(409,689)

The accompanying notes are an integral part of the financial statements

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2007	Year Ended December 31, 2006	Period from Inception (May 18, 2004) to December 31, 2007
Cash flows used in operating activities:
Net loss	$(6,612,193)	$(4,100,278)	$(11,397,491)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,623	2,423	19,969
Amortization	21,670	4,205	29,333
Issuance of common stock for services	72,590	54,450	127,046
Share based compensation expense	728,729	699,865	1,542,500
Loss on write down of molds (Note 5)	114,376	-	114,376
Loss on disposal of property and equipment (Note 3)	22,179	-	22,179
Amortization of discount on note payable	3,130	-	3,130
Unrealized loss on derivative instruments	—	1,284,563	1,306,754
Changes in operating assets and liabilities:
Prepaid expenses	(158,366)	(73,437)	(231,803)
Accounts payable and accrued liabilities	472,830	14,407	734,608
Liquidated damages payable	(5,290)	27,278	21,988
Net cash used in operating activities	(5,324,722)	(2,086,524)	(7,707,411)

Cash flows used in investing activities:
Purchases of property and equipment	(44,756)	(5,125)	(53,379)
Software costs	(31,551)	-	(31,551)
Purchases of molds	(125,036)	-	(125,036)
Patent costs	(57,290)	(51,832)	(165,353)
Purchase of other intangibles	(1,390)	—	(1,390)
Net cash used in investing activities	(260,023)	(56,957)	(376,709)

Cash flows provided by financing activities:
Cash assumed in connection with Recapitalization	—	2,261,462	2,261,462
Related party proceeds (payments)	—	(80,351)	(26,924)
Proceeds from issuance of Common Stock	3,716,450	1,680,763	5,586,213
Repurchase of Options (Note 13)	(30,445)	-	(30,445)
Proceeds from note payable	150,000	-	300,000
Net cash provided by financing activities:	3,836,005	3,861,874	8,090,306

Net (decrease) increase in cash and cash equivalents	(1,748,740)	1,718,393	6,186

Cash and cash equivalents at beginning of year	1,754,926	36,533	-

Cash and cash equivalents at end of year	$6,186	$1,754,926	$6,186

Supplemental Schedule of Disclosure of Cash Flow Information:
Cash Paid this period for:
Interest	$-	$931	$5,266
Supplemental Schedule of Non-Cash Investing and Financing Activities:
On May 18, 2004 the Company received Net Liabilities From a predecessor entity totaling	-	-	32,312
Transfer of deficit due to merger of Skin Shoes, LLC into Skin Shoes, Inc. on October 20, 2005	-	-	375,568
Net liabilities assumed from reverse acquisition on March 20, 2006, net of cash of $2,261,462	-	552,755	552,755
Conversion of convertible debenture, assumed from reverse acquisition, to common stock	-	120,000	120,000
Conversion of convertible debenture, assumed from reverse acquisition, to warrant liability	-	30,000	30,000
Issuance of Common Stock to consultants on April 3, 2006 for services to be provided for a two year term	-	-	145,180
Reclassification of share based liability awards to equity awards upon the re-adoption of the 2005 Incentive Stock Plan on March 16, 2006	-	241,157	241,157
Reclassification of derivative liability to equity upon the declaration of the SB-2 registration statement as effective.	-	-	1,890,600
Issuance of Common Stock to consultants on April 3, 2006 for services to be provided for a two year term	-	127,030	127,030
Discount on note payable for common stock to be issued- December 21, 2007 (Note 10)	57,353	-	57,353

The accompanying notes are an integral part of the financial statements.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 1: DESCRIPTION OF BUSINESS

Overview

Skins Inc. and subsidiary (the “Company”), a Nevada corporation has its corporate office located in New York City, has designed and continues to develop a patented two-part, footwear structure consisting of an outer collapsible “Skin” and an inner orthopedic support section called the “Bone.” The design is intended to allow consumers to purchase one inner section, the Bone, and numerous outer Skins, resulting in multiple style variations from the same pair of shoes, with the same feel and fit despite which Skin is being worn.

Basis of presentation, organization and other matters

On March 20, 2006, the Company, at that time known as Logicom Inc. (“Logicom”), acquired all of the outstanding capital stock of Skins Footwear Inc. (formerly known as Skin Shoes, Inc.) (“Skins Footwear”). Skins Footwear thereupon became a wholly owned subsidiary of Logicom. The business of Skins Footwear is the only business of Logicom.

Logicom was incorporated in the State of Nevada on January 23, 2004. Logicom was in the development stage since its formation and it had not realized any revenues from its planned operations. Logicom entered into a share exchange agreement with all of the shareholders of Skins Footwear, a privately held development stage footwear company, on November 2, 2005.

Skins Footwear was originally organized on May 18, 2004 as a New Jersey limited liability company under the name Skin Shoes, LLC. On October 11, 2005, Skins Shoes, LLC created a Delaware corporation under the name Skin Shoes, Inc. as a wholly owned subsidiary and merged with and into Skin Shoes, Inc. on October 20,  2005, resulting in Skin Shoes, Inc. becoming the surviving Delaware corporation and the limited liability company ceasing to exist. The merger on October 20, 2005 was a conversion of a non-taxable entity to a taxable corporation, The deficit accumulated in the development stage on October 20, 2005 was treated as a return of capital to the members of Skin Shoes, LLC, which was then contributed to Skin Shoes, Inc., and as a result the accumulated deficit was reclassified to additional paid in capital at October 20, 2005 in the consolidated statements of stockholders' equity.

On April 10, 2006, Logicom changed its corporate name to Skins Inc. and Skins Shoes, Inc. changed its corporate name to Skins Footwear Inc. (“Skins Footwear”).

The acquisition of Skins Footwear by the Company on March 20, 2006 was accounted for as a recapitalization by the Company. The recapitalization was the merger of a private operating company (Skins Footwear) into a non-operating public shell corporation (the Company) with nominal net assets and as such is treated as a capital transaction, rather than a business combination. As a result no Goodwill is recorded. The transaction is the equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation. The pre acquisition financial statements of Skins Footwear are treated as the historical financial statements of the consolidated companies. The financial statements presented reflect the change in capitalization for all periods presented, therefore the capital structure of the consolidated enterprise, being the capital structure of the legal parent, is different from that appearing in the financial statements of Skins Shoes, LLC and Skins Shoes, Inc. in earlier periods due to the recapitalization.

Development Stage Company

The Company is in the development stage. Since its formation the Company has not realized any revenues from its planned operations. The Company intends to design, manufacture and market high quality men's and women's footwear. The Company's primary activities since incorporation have been conducting research and development, performing business, strategic and financial planning, and raising capital. The deficit accumulated in the development stage presented on the consolidated balance sheet on December 31, 2007 will not agree with the total loss from May 18, 2004 (inception date) to December 31, 2007 due to the treatment of the merger of the non-taxable entity to a taxable corporation on October 20, 2005 described in paragraph three of Note 1, basis of presentation, organization and other matters.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

Going Concern

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of December 31, 2007, the Company has no established source of revenues and has accumulated losses of $11,397,491 since its commencement. Its ability to continue as a going concern is dependent upon achieving production or sale of goods, the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due and upon profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company's ability to obtain additional funding will determine its ability to continue as a going concern. There can be no assurances that these plans for additional financing will be successful. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on the Company's financial performance, results of operations and stock price and require the Company to implement cost reduction initiatives and curtail operations. Furthermore, additional equity financing may be dilutive to the holders of the Company's common stock, and debt financing, if available, may involve restrictive covenants, and may require the Company to relinquish valuable rights.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Skins Footwear. All significant inter-company transactions and balances have been eliminated in consolidation.

Concentration of Credit Risk

The Company maintains cash balances at various financial institutions. At various times throughout the years, the Company's cash balances exceeded FDIC insurance limits.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Property and Equipment

        Equipment is stated at cost, less accumulated depreciation, which is calculated using the straight-line method over the estimated useful lives of the respective assets, ranging between one and five years.

Software Costs

In accordance with Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, the Company capitalized software costs related to the design up to the point when the software was operating. Software costs are being amortized by the straight-line method over estimated useful life of 18 months. Subsequent maintenance and modification costs are charged to operations as incurred.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

Impairment of Long Lived Assets

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstance dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of the undiscounted cash flows during the estimated useful like of the asset if less than the carrying value of the asset the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

Production Molds

Production molds to be used in production of inventory are stated at cost.

Patent Costs

Costs associated with the development and filing of patent applications are capitalized and amortized over the useful life of 20 years, using the straight-line method.

Design and Development

Costs to develop the Company's products are expensed as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 2, “Accounting for Research and Development Costs.” These costs include research, related overhead expenses, including salaries and other personnel related expenses, travel costs, supplies and depreciation of equipment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Estimated Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts payable and liquidated damages payable. Management believes the estimated fair value of cash, accounts payable and liquidated damages payable at December 31, 2007 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At December 31, 2007 and 2006, the Company had a full valuation allowance against its deferred tax assets.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

The Company files an income tax return in the U.S. federal jurisdiction and New York. Tax returns for the years 2005 through 2006 remain open for examination in various tax jurisdictions in which it operates. The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109, Accounting for Income Taxes” (“FIN 48”), on January 1, 2007. As a result of the implementation of FIN 48, the Company recognized no material adjustment in the liability for unrecognized income tax benefits. At the adoption date of January 1, 2007, and at December 31, 2007, there were no unrecognized tax benefits. Interest and penalties related to uncertain tax positions will be recognized in income tax expense. As of December 31, 2007, no interest and penalties related to uncertain tax positions had been accrued.

Stock Options

 The Company has elected to adopt the intrinsic-value method of accounting for liability awards and the fair value (calculated) method for equity awards issued to employees under SFAS No. 123 (R), “Share Based Payment” (SFAS No. 123R”) that were granted prior to the Company becoming a public company. The Company uses the fair value method for all liability and equity awards after it became a public company.

The Company accounts for its stock-based employee compensation arrangements under "SFAS No. 123R", which requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements.

Derivative Instruments

In accordance with the Emerging Issues Task Force (EITF) 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock, the Company records a liability for the derivative instrument that results due to the number of potential common stock shares plus outstanding shares that exceed the number of authorized common stock shares. At each balance sheet date, the liability for these potential excess shares is adjusted to fair value with the change being recorded as a gain or loss on the statement of operations. At December 31, 2005, the Company had 1,000 common authorized shares and had 515,725 of outstanding shares plus potential shares from the exercise of options that had vested. The 514,725 excess potential shares were attributed to the option grants that had vested. The Company calculated the fair value of these potential shares using the Black-Scholes model and recorded a derivative liability of $22,191 at December 31, 2005. The liability booked was net of the derivative recorded for the options granted to non-employees where services were provided (Note 13) because the options used in that calculation are also part of the derivative calculation for the shares and potential shares over the authorized share amount. On March 16, 2006 the Company increased its authorization of common stock and cured this liability. At March 16, 2006, the Company reversed out the liability through a charge to unrealized gains on derivative instruments.

In accordance with EITF 00-19, the Company recorded a liability for the derivative instruments that result from the liquidated damages provision it had with stockholders who also held warrants to purchase common stock in accordance with the Share Exchange Agreement. At each balance sheet date after the March 20, 2006 Share Exchange Close, a liability was calculated for 3,000,000 warrants subject to the liquidated damages provision. On March 20, 2006, 2,821,428 of the 3,000,000 warrants were granted upon the close of the private placement which occurred immediately prior to the close of the share exchange transaction (Note 12). The Company assumed a derivative liability of $553,846 which was reflected in the net assets assumed on the Company's Statement of Shareholder Equity (Deficit). The change in the value of the derivative liability from March 20, 2006 to October 10, 2006 was recorded in the Statement of Operations. The remaining 178,572 warrants were granted in conjunction with the conversion of the convertible debenture. The Company calculated a fair value of $30,000 for the 178,572 warrants issued upon conversion of the convertible debenture in accordance with EITF 00-27 and treated these warrants as a liability in accordance with EITF 00-19. The change in fair value of the derivative liability from the conversion date, March 20, 2006, to October 10, 2006 was recorded in the Statement of Operations. The provision required the Company to have its Registration Statement declared effective (to register the common stock and common stock equivalents issued in relation to the Share Exchange Agreement (Note 12) by the middle of August 2006. If the Registration Statement was not declared effective before the effectiveness date, the Company was required to pay liquidated damages to each Share Exchange Common Stock holder equal to 0.025% for each day after the effectiveness date until the Registration Statement is declared effective by the United States Securities and Exchange Commission. At December 31, 2006, the Company accrued approximately $27,000 for the potential liquidated damages payable. During the year ended December 31, 2007, waivers and releases were obtained from shareholders of approximately $5,000.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

On October 10, 2006 the registration statement was declared effective by the United States Securities and Exchange Commission. As a result the Company reclassified its derivative liability at October 10, 2006 to additional paid in capital in accordance with paragraph 10 of EITF 00-19.

Net Loss per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. For both the years ended December 31, 2007 and 2006, the Company had 1,404,000 common shares held in escrow, respectively. The escrow amounts for all periods prior to the March 20, 2006 transaction are shown retroactively based on the recapitalization of the Company (Note 1). The shares held in escrow are excluded from the weighted average common share calculation at each date because all the necessary conditions for the release of the escrow shares have not been satisfied (Note 12).

Diluted net loss per share is computed by dividing the net loss by the weighted average number of common and common equivalent shares outstanding during the period. Basic and diluted net losses per share are the same.

	Years ended December 31,
	2007	2006
Numerator:
Net loss - basic and diluted	$(6,612,193)	$(4,100,278)

Denominator:
Weighted average shares - basic	37,888,638	29,948,876

Effect of dilutive stock options and warrants	-	-

Denominator for diluted earnings per share	37,888,638	29,948,876
Loss per share
Basic	$(0.18)	$(0.14)

Diluted	$(0.18)	$(0.14)

At December 31, 2007 and 2006 the Company’s stock options outstanding totaled 3,336,500 and 3,139,375, respectively. In addition, at December 31, 2007 and 2006 the Company’s warrants outstanding were 4,714,714 and 1,319,237, respectively. Inclusion of the Company’s options and warrants in diluted loss per share for the years ended December 31, 2007 and 2006 have an anti-dilutive effect because the Company incurred a loss from continuing operations.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measures. SFAS 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. The provisions of SFAS 157 are to be applied on a prospective basis, with the exception of certain financial instruments for which retrospective application is required. The adoption of SFAS 157 is not expected to materially affect the Company's financial position or results of operations.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

In February 2008, the FASB issued FASB Staff Position No. 157-1. "Application of FAS13 Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" ("FSP FAS 157-1"). FSP FAS 157-1excludes FASB Statement No 13, Accounting for Leases ("SFAS 13"), as well as other accounting pronouncements that address fair value measurements on lease classification or measurement under Statement 13, from the scope of SFAS 157. FSP FAS 157-1 is effective upon the initial adoption of SFAS 157. The Company believes that upon the adoption of SFAS157, FSP FAS 157-1 will have no affect on the way the Company accounts for its lease under SFAS 13.

In February 2008, the FASB issued FASB Staff Position No.157-2, "Effective Date of FASB Statement No. 157" ("FSP FAS 157-2"). FSP FAS 157-2 delays the effective date of SFAS 157 for all nonrecurring fair value measurements of non-financial assets and non-financial liabilities until fiscal years beginning after November 15,2008. FSP FAS 157-2 states that a measurement is recurring if it happens at least annually and defines non-financial assets and non-financial liabilities as all assets and liabilities other than those meeting the definition of a financial asset or financial liability in FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FSP FAS 57-2 is effective upon issuance. The adoption of FSP FAS 157 is not expected to materially affect the Company's financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115," which permits entities to choose to measure many financial instruments and eligible items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings at each subsequent reporting date. The fair value option (i) may be applied instrument by instrument, with certain exceptions, (ii) is irrevocable (unless a new election date occurs) and (iii) is applied only to entire instruments and not to portions of instruments. SFAS 159 is effective for the Company on January 1, 2008 and is not expected to have a significant impact on the Company's financial statement.

In December 2007, the FASB issued Statement No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51(Consolidated Financial Statements)" ( "SFAS 160"). SFAS 160 establishes accounting and reporting standards fir a non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. In addition, SFAS 160 requires certain consolidation procedures for consistency with the requirements of SFAS 141 (R). "Business Combinations." SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 with earlier adoption prohibited. The Company is currently evaluating the impact adoption of SFAS 160 may have on the financial statements.

In December 2007, the FASB issued Statement No. 141 (R), "Business Combinations' (-SFAS 141(R)"). SFAS 141 (R) expands the definition of transactions and events that qualify as business combinations; requires that the acquired assets and liabilities, including contingencies, be recorded at the fair value determined on the acquisition date and changes thereafter reflected in revenue, not goodwill; changes the recognition timing for restructuring costs; and requires acquisition costs to be expensed as incurred. Adoption of SFAS 141 (R) is required for combinations after December 15, 2008. Early adoption and retroactive application of SFAS 141 (R) to fiscal years preceding the effective date are not permitted. The Company is currently evaluating the impact adoption of SFAS 141(R) may have on the financial statements.

SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133 (Summary - On March 19, 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities - an Amendment of FASB Statement 133. Statement 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities and (c) derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Specifically, Statement 161 requires:

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

•	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;

•	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;

•	Disclosure of information about credit-risk-related contingent features; and

•	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

Statement 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. The Company is currently evaluating the impact adoption of SFAS 161 may have on the financial statements.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,	December 31,
	2007	2006

Sewing equipment	$1,882	$1,882
Office equipment	-	1,183
Computer equipment (note 1)	19,652	7,536
	21,534	10,601
Less accumulated depreciation	8,325	4,346
	$13,209	$6,255

The Company determined that $419 of office equipment and $21,760 of displays to be obsolete for the year ended December 31, 2007.

Depreciation expense related to property and equipment was $15,623 and $2,423 for the years ended December 31, 2007 and 2006, respectively.

NOTE 4: SOFTWARE COSTS

Software costs at December 31, 2007 consisted of the following:

Website design costs	$31,551
Less accumulated amortization	14,917
$16,634

Amortization expense related to software costs was $14,917 for the year ended December 31, 2007.

NOTE 5: CAPITALIZED PRODUCTION MOLDS

During the year ended December 31, 2007 the Company purchased $125,036 of production molds. The Company periodically evaluates the value of its assets and will write off the unamortized value if it is determined that the asset will not be recovered in the ordinary course of business. During the year ended December 31, 2007, the Company determined that capitalized molds of $114,376, to be obsolete. No amortization of production molds is included in the December 31, 2007 consolidated statement of operations. The Company’s capitalized production molds are $10,660 at December 31, 2007.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 6: PATENT COSTS

The Company periodically evaluates the recoverability of unamortized patents and will write off the unamortized value if it is determined they no longer have value. Patent costs as of December 31, 2007 consisted of:

	December 31, 2007	December 31, 2006
Patent costs	$173,804	$116,514

Less accumulated amortization	14,404	7,663

	$159,400	$108,851

Amortization expense related to patents was $6,741 and $ 4,205 for the years ended December 31, 2007 and December 31, 2006, respectively. The estimated aggregate amortization expense for the next five years is estimated to be approximately $8,700 for each year.

NOTE 7: OTHER INTANGIBLES

The Company purchased internet brand name for approximately $1,390 during the year ended December 31, 2007 and will amortize it using the straight line method over an estimated useful life of 10 years. Amortization expense related to other intangibles was $12 for the year ended December 31, 2007.

NOTE 8: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2007 consisted of the following:

Trade payables	$590,556
Professional fees	87,943
Commissions payable	28,000
Board fees	18,750
Other accrued liabilities	25,176
$750,425

NOTE 9: RELATED PARTY TRANSACTIONS

As of December 31, 2007, there were no related party payables.

For the years ended December 31, 2007 and 2006, consulting expenses incurred to Mage LLC was $20,000 and $90,000 respectively. A former director of the Company (Note 13) was a principal of Mage, LLC.

In March 2006,the Company granted 843,750 options exercisable at $0.80 cents a share that vest over three years to two members of the Board of Directors of the Company. One of the board members resigned on October 19, 2007, Any non vested portion of the option expired immediately and the vested portion of the option was exercisable for a period of 90 days following optionee’s termination. As of January 19, 2008, the former board member did not exercise any of the vested options; subsequently all options have forfeited.

On April 3, 2006 the Company granted 122,000 fully vested shares of the Company's common stock to two shareholders for consulting services to be provided over a two year term beginning April 3, 2006. The Company valued the transaction based on the fair value of its common stock on the date of grant and will amortize the expense ratably over the two year term. Prepaid consulting expense of $19,193 and $91,783 was recognized and presented as a prepaid asset at December 31, 2007 and December 31, 2006, respectively.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

On August 27, 2007 the Company granted 150,000 options exercisable at $1.37 a share that vest over three years to a director of the Company. The options shall vest on an annual basis from January 9, 2007, the date the member was appointed director of the company. (Note 13).

NOTE 10: NOTE PAYABLE

The Company issued a Secured Promissory Note on December 21, 2007 with a lender in the principal amount of $150,000 for a Secured Promissory Notes (the “Note”), for a total financing of $150,000 (the “Loan”). The Note bears interest at a rate of 5% per annum compounded annually and were secured by the grant of a security interest by the Company to the lender in all of its intellectual property rights, patents, copyrights, trademarks which the Company now has or acquires and all proceeds and products thereof. The Company agreed to repay the Loan upon the Company’s completion of a financing, and in no event later than six months from the Notes’ date of issuance. Pursuant to the Notes, and in consideration of entering into the Notes, the lender will receive 220,588 shares of the Company’s common stock. In addition, the lender received piggy-back registration rights with respect to the Shares.

A discount of $57,353 has been taken on the $150,000 note payable for the fair value of the 220,588 shares of common stock that were due to be issued on December 21, 2007. The Company issued the 220,588 shares of common stock in 2008. The Company will amortize the discount using the effective interest rate method over the term of the note payable.

From January 2008 through March 2008, the Company issued additional Secured Promissory Notes of $555,000 to various lenders. The Notes bore interest at the rate of 5% per annum compounded annually and are secured by the grant of a security interest by the Company to the lenders in all of its intellectual property rights, patents, copyrights, trademarks which we now have or acquire and all proceeds and products thereof. The Company agreed to repay the Loan upon the Company’s completion of a financing, and in no event later than six months from each of the Notes’ date of issuance. Pursuant to the Notes, and in consideration of entering into the Notes, the additional Lenders received a total of 1,065,388 shares of our common stock. In addition, the Lenders received piggy-back registration rights with respect to the shares.

In April 2008, the Company conducted a private placement and all the lenders invested their principal amounts due under the Notes into the placement and waived interest due under the Notes. As part of the consideration, we issued an additional 316,298 shares of common stock to the lenders as part of the transaction.

NOTE 11: COMMITMENTS AND CONTINGENCIES

The Company entered into an engineering and consulting agreement dated October 1, 2006, with an effective date of December 10, 2006, with TLD Asian Pacific Ltd (“TLD”) for a period of six months from the effective date. According to the agreement the Company agreed to pay TLD $9,600 monthly totaling $57,600 over the six month period. The Company is in the process of amending the engineering and consulting agreement with TLD pursuant to which TLD will continue to be responsible for engineering and further developing Skins and Bones and responsible for overseeing all of the Bone production and a portion of the Skins production.

On November 7, 2006 the Company entered into a factoring agreement with FCC, LLC (“First Capital”) through October 31, 2008. The agreement provides for the Company to sell its credit-approved accounts receivable to First Capital without recourse as to bad debts but with recourse as to all future customer claims. First Capital will provide cash advances to the Company in an amount equal to 85% of the value of the assigned accounts receivable, as defined. In addition the First Capital will make cash advances to the Company against the value of the Company’s future finished goods inventory, up to a maximum of $500,000. The unpaid advances will bear interest at the greater of 6% or 1% above the prime rate. Upon commencement of factoring, the Company’s obligation to First Capital will be secured by all of its tangible and intangible assets. The Company has the right to terminate the agreement prior to its expiration term, for a maximum fee payable of $24,000.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

The Company has entered into an investor relations consulting agreement with ICR, with an effective date of December 15, 2006 for a period of one year from the effective date. According to the agreement the Company agreed to pay ICR $96,000 over the one year period. The agreement has remained in full force and effect provided, after December 15,2007. However, either party may terminate this agreement upon sixty (60) days prior written notice.

The Company aligned with SLAM (Sportie LA Media) in March 2007 to benefit from SLAM’s nontraditional advertising, marketing, promoting and consulting to selected brands. The agreement between the Company and SLAM has an effective date of March 1, 2007 and states that the Company will pay SLAM a fee of $197,800 in equal monthly installments of $16,483, on the first day of each month during the term.

On April 1, 2007, the Company engaged the services of Robert Burke Associates Inc (“RBA”), an advisor to the fashion and retail sectors, to provide our management with strategic advisory services to assist in the positioning of the Skins brand, review and analysis of the product lines, and identify potential licensing opportunities and partners. The Company agreed to pay RBA $15,000 per month for six months, beginning April 1, 2007, after which the agreement will continue on a month-to-month basis. On October 1, 2007, the contract between the Company and RBA expired. Both parties mutually agreed not to renew the contract.

During the period ended March 31, 2007, the Company's Vice President of Finance and Operations (“VP”) offered his resignation to the Company, which was accepted by the Company. The Company, through a signed separation agreement and general release, agreed to pay the VP a total of $203,500 including a bonus for the current fiscal year, buy-out of all of his stock options, one month's vacation, and three month's compensation, the latter becoming effective upon his completion of services to the Company on April 30, 2007. In addition, the Company has paid $25,000 above the contract amount to the former VP for the year ended December 31 2007.

On April 13, 2007, the Company entered into an employment agreement with Mr. Pavan to serve as its Chief Operating Officer and Executive Vice President. Pursuant to the terms of the Agreement, the Company will employ Mr. Pavan for three years with successive one year automatic renewals unless either party provides 180 days advance notice of intent not to renew and the Company will pay Mr. Pavan an annual base salary of $225,000 with a cash bonus of up to 50% of the base salary at the discretion of the Board of Directors. Mr. Pavan is also eligible to receive up to $4,000 as a one time benefit in connection with the fees incurred in connection with the Agreement, paid vacation, and other benefits made available by the Company to its executives, including a Company-owned or leased automobile. Furthermore, the Company granted Mr. Pavan 500,000 stock options pursuant to the Company's 2005 Amended and Restated Incentive Plan at a strike price of $1.25, to encourage him to provide long-term services to the Company and to encourage greater productivity and efficiency. The 500,000 stock options will vest over a three year period in equal 1/6 portions semi-annually. The stock options as of the date of the grant have a fair value of $390,000, which shall be expensed as compensation in the Company's consolidated statement of operations ratably over a 36 month service period, (See Note 15).

On May 4, 2007, the Company entered into an agreement to lease new corporate office space effective June 1, 2007. The agreement requires the company to pay approximately $95,000 through May 31, 2008, but the Company may terminate this agreement and vacate the premise upon 60 day written notification.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

On September 28, 2007, the Company and Mark Klein executed an Amended and Restated Employment Agreement (the “Agreement”) in connection with the continued employment of Mr. Klein as the Company's Chief Executive Officer and President. The Agreement supersedes, amends and restates the prior employment agreement entered into by Mr. Klein and the Company when Mr. Klein was initially appointed Chief Executive Officer and President on March 20, 2006. Pursuant to the terms of the Agreement, the Company will continue to employ Mr. Klein for a period of three years with successive one-year automatic renewals unless either party provides 180-days advance notice of intent not to renew the Company will pay Mr. Klein an annual base salary of $250,000 with a bonus of up to 50% of the base salary at the discretion of the Board of Directors. Mr. Klein is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a Company-owned or leased automobile. If Mr. Klein's employment is terminated with cause, as defined in the Agreement, Mr. Klein will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to him. If Mr. Klein is terminated without cause, resigns with good reason or is terminated upon a change of control, he will receive, in addition to his accrued base salary, bonus compensation, vested deferred compensation, any benefits under any plans of the Company in which he is a participant to the full extent of his rights under such plan, and accrued vacation benefits prorated through the termination date, 12 months of his base salary along with health benefits, to be paid out proportionally, on the Company's usual paydays, over a 12 month period.  Mr. Klein has agreed not to compete with the Company during his employment or in the 12 months that severance payments are made.

On October 29, 2007, the Company and Deborah A. Gargiulo executed an Executive Employment Agreement in connection with the employment of Ms. Gargiulo as the Company's Chief Financial Officer. Pursuant to the terms of the Agreement, the Company will employ Ms. Gargiulo for a period of three years with successive one-year automatic renewals unless either party provides 180-days' advance notice of intent not to renew. The Company will pay Ms. Gargiulo an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors or its Compensation Committee. Ms. Gargiulo is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a monthly automobile allowance. The Company had also previously granted to Ms. Gargiulo 200,000 options exercisable at fair market value on the date of grant under the Company's 2005 Incentive Plan. If Ms. Gargiulo's employment is terminated for cause, as defined in the Agreement, Ms. Gargiulo will receive that portion of any unpaid base salary that has been earned through the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing to her. In the event Ms. Gargiulo is terminated without cause or she resigns with good reason, Ms. Gargiulo will be entitled to severance pay from the Company. The amount of the severance pay will be an amount equal to (i) nine months of her base pay if the termination of her employment occurs during the first year of employment under the Agreement, (ii) ten months of her base pay if termination of her employment occurs during the second year of employment under the Agreement, or (iii) eleven months of her base pay if the termination occurs during the third year of employment under the Agreement. The severance pay would be paid in accordance with the Company's usual paydays during the applicable severance period. In addition, in the event of termination without cause or for good reason, she will receive all accrued base salary, bonus compensation to the extent earned, vested deferred compensation, any benefits under any plans of the Company in which she is a participant, accrued vacation pay and any as well as any expense reimbursements due and owing to her, all to the date of termination.

On November 26, 2007, the Company amended their agreement with Studio Dror pursuant to which the Company engaged the service of Studio Dror to develop and design “Skin” and “Bones.” A retainer agreement was entered into on September 6, 2007 for a period of six months upon expiration, the retainer agreement shall automatically renew for additional and successive one month periods, unless terminated by either party on not less than sixty days prior to written notice; the Company shall pay retainer fee of $4,000 a month. If less than twenty-five hours are rendered in any given month, those unused hours shall roll into next immediate month and count towards any excess time used during such month. If upon termination by the Company of the agreement, the Company is owed credit of unused time. Studio Dror shall provide the Company with Design services equal to fifty percent (50%) of excess hours remaining until credit hours have been used up. If upon termination of the retainer agreement, Studio Dror shall have rendered design services in excess the monthly allotment, Studio Dror shall be compensated for each additional hour at rate of one hundred fifty dollars ($150) per hour.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

On November 28, 2007, Skins Inc. (the “Company”) executed a Buying Agency and Sourcing Agreement (the “Agreement”) with Atsco Footwear, LLC (“Atsco”). Pursuant to the Agreement, Atsco will serve as the Company’s non-exclusive buying and sourcing agent and will be responsible for sourcing, commercialization and product line review. The Company will pay Atsco a commission of 7% of the $5 million and 5% for the amounts above the first $5 million at the FOB country of origin price for merchandise sourced by Atsco and shipped to the Company. The Agreement has an initial term of one year, from November 15, 2007 through November 15, 2008, and each party has the option to extend the initial term of the Agreement for an additional year upon providing written notice to the other party no less than thirty days prior to the expiration of the initial term. Either party may terminate the Agreement at any time upon providing the other party with three months written notice. The Company worked with Atsco on a month-by-month basis as our non-exclusive sourcing agent in the Far East prior to the November 28, 2007 agreement. Mark Itzkowitz, the President of Atsco, is also an advisory member of the Board of Directors of the Company.

NOTE 12: SHARE EXCHANGE AGREEMENT

On March 20, 2006, the Company completed the transactions contemplated by the Share Exchange Agreement dated November 2, 2005 and amended February 1, 2006 with all of the stockholders of Skins Footwear whereby the Company:

•	Repurchased all of the common shares of the Company owned by a shareholder for the sum of $100,000 (the shareholder owned 7,418,182 common shares of the Company );

•
Issued to the stockholders of Skins Footwear, at the closing of the share exchange transaction, 19,404,000 common shares of the Company in exchange for all of the issued and outstanding shares of Skin Shoes Inc., (of these 19,404,000 common shares, 1,404,000 shares are held in escrow by the Company and are subject to partial and full return to the Company contingent upon the number of share purchase warrants exercised by investors in the Company within a period of 30 months following the closing of private placements and the share exchange transaction on March 20, 2006);

•
Assumed, at the closing of the share exchange transaction, Skins Footwear's Incentive Plan and certain stock option agreements entered into between Skins Footwear and certain persons who have already received stock options from the Skins Footwear pursuant to its 2005 Incentive Plan;

•
Entered into an employment agreement with the new President of the Company for a term of 3 years and a base salary of $150,000. An incentive bonus plan will also be implemented. The Company will also pay up to $20,000 to cover moving and relocation expenses of the President and his family. (See Note 11)

On March 20, 2006, immediately prior to the closing of the share exchange transaction, the Company closed a private placement of units to purchase its common stock and warrants pursuant to a subscription agreement. Each unit consisted of one share of common stock of the Company and one share purchase warrant convertible at an exercise price of $1.00 per share at any time upon election of the holder during the 30 month period following the date of issue. A total of 2,821,428 units were sold in the private placement for an aggregate of $2,370,000. The proceeds from this private placement offering were included in the net asset assumed by the Company.

On November 2, 2005, the Company sold one convertible debenture in connection to the share exchange agreement in the amount of $150,000 to one offshore investor. The convertible debenture was convertible into 178,572 units at a conversion price of $0.84 per unit, with each unit consisting of one share of common stock of our company and one share purchase warrant. Pursuant to the terms of the convertible debenture, the conversion of the debenture into units occurred automatically upon the completion of our share exchange transaction on March 20, 2006. Upon conversion the fair value of the common stock and warrants were accounted for in the December 31, 2006 financial statements based on the relative value on the day of issuance in accordance with EITF 00-27. The share purchase warrants are exercisable for a period of thirty months from the date of issue at an exercise price of $1.00 per share.

On December 31, 2007 and December 31, 2006 the Company had 40,961,294 and 36,206,769 outstanding shares of common stock, options to purchase 3,336,500 and 3,139,375 shares of common stock, and warrants to purchase 4,714,714 and 1,319,237 shares of common stock, respectively.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 13: STOCK OPTIONS

In October 2005, Skins Footwear's Board of Directors approved the 2005 Incentive Plan (the “2005 Plan”). The 2005 Plan provides that the following types of awards may be granted under the 2005 Plan: stock appreciation rights (“SARs”); incentive stock options (“ISOs”); non-qualified stock options (“NQSOs”); restricted stock awards; unrestricted stock awards; and performance share awards which entitle recipients to acquire shares upon the attainment of specified performance goals, stock units and other stock-based awards, short-term cash incentive awards or any other award. Under the 2005 Plan, awards may be granted with respect to a maximum of 3,375,000 shares of Skins Footwear's common stock, subject to adjustment in connection with certain events such as a stock split, merger or other recapitalization of the Company. On September 28, 2007, the Company held our annual meeting of stockholders at which an amendment of our 2005 Incentive Plan was approved to increase the authorized number of shares that are available for issuance under the 2005 Incentive Plan by 1,625,000 shares, to a total of 5,000,000 shares.

On October 24, 2005 Skins Footwear granted the following individuals options under the 2005 Plan:

•	Two board members were granted 421,875 options each at an exercise price of $0.80 that vest ratably over a 36-month period.

•	Two consultants were granted 421,875 options each at an exercise price of $0.80 a share that vests ratably over a 36-month period.

•	One consultant was granted 421,875 options at an exercise price of $0.80 that vested immediately for finder fee services.

 As part of the Share Exchange Agreement, the Company assumed Skins Footwear 's 2005 Incentive Plan.

The awards granted to the two board members were treated as liability awards upon the grant on October 24, 2005. The treatment of the awards as liability was due to insufficient number of authorized shares at the time of issuance. The Company used the intrinsic value method to determine compensation on these liability awards. For the year ended December 31, 2006, the Company recorded compensation expense related to these grants of $1,876.

March 16, 2006 Replacement Option Grants

On March 16, 2006 as a result of the granting of options in excess of the authorized shares allowed, Skins Footwear canceled and re-adopted its 2005 Incentive Stock Plan. In connection thereof Skins Footwear increased its authorized shares to 4,000,000. Additionally, all options granted under the original plan were canceled and re-granted in accordance with the terms of the re-adopted 2005 Incentive Stock Option Plan.

The replacement options to the two board members were treated as replacement equity awards. On the date of replacement the Company calculated the fair value (calculated method) of the replacement options using a Black-Scholes option valuation model that uses the assumptions noted in the following table. At the time of the replacement of the options the Company was non-public and calculated its expected volatility based on the calculated method using the Dow Jones US Footwear Index. The Company elected to use the calculated method because it did not have a trading history for its stock and it was a development stage company. The Company chose the Dow Jones US Footwear Index because it represents an industry index closest to which the Company operates. The Company estimates option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

Expected volatility	17.30%

Expected dividends	0

Expected Term (Years)	3

Risk free interest rate	4.70%

The total incremental compensation expense from the cancellation and replacement of the awards was $196,763, which is expected to be recognized over a period of 32 months from March 16, 2006. The total compensation expense related to the non-vested replacement options at December 31, 2007 and 2006 was $30,745 and $135,274, respectively. For the years ended December 31, 2007 and December 31, 2006 the Company recorded compensation expense of $66,102 and $61,488 related to the replacement option grants to the board members, respectively. On October 19, 2007, one of the board members that were granted 421,875 replacement options resigned. Any non vested portion of the option expired immediately and the vested portion of the option was exercisable for a period of 90 days following optionee’s termination. As of January 19, 2008, the former board member did not exercise any of the vested options; subsequently all options have forfeited.

•
The 421,875 options granted to two-consultants that vest over a 36-month period were granted for services not yet occurred. The Company used the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with these grants. The Company measured the compensation associated with these grants based on the fair value of the equity instruments issued. There is no measurement date to calculate the fair value of the options at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the two consultants was not complete. The Company calculated the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date. Fair value was calculated using the Black-Scholes model. The options were treated as liability awards upon the original grant because the Company did not have a sufficient number of authorized shares. The options became equity awards on the date they were cancelled and re-granted. For the year ended December 31, 2007 and 2006, the Company recorded compensation expense of $256,059 and $304,889, respectively.

•
The remaining 421,875 options were granted to a non-employee for services that had already been provided. The Company used the provisions of EITF-00-19 to account for these options. At the grant date and at December 31, 2005, the Company treated the option grant as liability award because it did not have enough authorized shares to settle the contract in equity. Therefore, these options were recorded at fair value as a liability at December 31, 2005. The fair value of the options was calculated using the Black-Scholes model at December 31, 2005. On March 16, 2006 the Company increased its authorization of Common Stock therefore alleviating the potential liability. The Company recorded the fair value of the options using a Black-Scholes model as of March 16, 2006 and reclassified the total remaining liability from these awards to additional paid in capital. For the period January 1 to March 16, 2006, the Company recorded compensation expense of $98,381.

•
The fair value of the options granted to consultants and the replacement option grant transactions were calculated using the Black-Scholes option valuation model with the following assumptions at the applicable dates noted:

	March 16, 2006	December 31, 2006	December 31, 2007
Expected volatility	17.30%	100.94%	111.71%
Expected dividends	None	None	None
Expected term (in years)	4.6	3.6	2.82
Risk-free interest rate	4.70%	4.53%	3.25%

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

2006 Option Grants.

On May 15, 2006 the Company granted 150,000 options to the Vice President of Sales. The options vest quarterly beginning three months after the grant at 12,500 per quarter and have an exercise price of $1.10. The options expire on May 15, 2011.

On June 19, 2006 the Company granted 150,000 options to the Vice President of Finance and Operations. The options vest quarterly beginning three months after the grant at 12,500 per quarter and have an exercise price of $1.19. In March 2007, the Company cancelled all of these options in exchange for a cash payment to its Vice President of Finance of $88,500 (see Note 11). For the year ended December 31,2007, the Company recorded total compensation expense of $67,190, respectively, related to the former Vice President’s June 19, 2006 option grant. The compensation was made up of the $9,135 service period expense and the $58,055 from the unrecognized compensation that effectively vests upon repurchase of the options. The $30,445 cost in excess of the repurchase amount is the difference between the $88,500 and the cash paid less the unrecognized cost of $58,055 and is recognized as a charge to additional paid in capital.

The total compensation expense related to the non-vested options on 2006 awards to employees at December 31, 2007 is $41,889. For the years ended December 31 2007 and 2006, the Company recorded compensation expense of $39,434 and $38,716, respectively related to the two grants above.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on the Company's closing price on its Common Stock from March 20, 2006, which is the date the Company became a public company. The Company reviewed each individual grant to determine the applicable forfeiture rate. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	May 15, 2006 Grant	June 19, 2006 Grant
Expected Volatility	59.07%	68.80%
Expected dividends	0	0
Expected Term (Years)	3	3
Risk Free Interest Rate	5.00%	5.11%

On May 9, 2006 the Company granted 300,000 options to a consultant at an exercise price of $1.06. The options vest quarterly beginning three months from the date of the agreement and expire on May 9, 2008. The Company used the provisions of FAS 123(R) and EITF 96-18 to account for the compensation expense associated with this grant. The Company will measure the compensation associated with this grant based on the fair value of the equity instrument. There is no measurement date to calculate the fair value of this grant at the date of grant because the performance commitment had not yet occurred and the performance by the consultant was not complete. The Company will calculate the expense at each reporting period based on the fair value of the options that will vest during the reporting period. Fair value will be calculated using a Black-Scholes model. For the years ended December 31, 2007 and 2006, the Company recorded compensation expense of $153,441 and $59,730, respectively.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

On October 12, 2006 the Company granted 375,000 options to a consultant. 175,000 options vest immediately with the remaining 175,000 vesting annually over a three-year period with the first vesting occurring one year after the year of grant. In addition, the Company granted three other consultants a total of 80,000 options that vest annually over a three-year period with the first vesting occurring one year after the year of grant. The 455,000 options were granted for services not yet occurred. The Company used the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with these grants. The Company measured the compensation associated with these grants based on the fair value of the equity instruments issued. There is no measurement date to calculate the fair value of the options at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the consultants were not complete. The Company calculated the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date. Fair value was calculated using the Black-Scholes model. For the years ended December 31, 2007 and 2006, the Company recorded compensation expense of $62,748 and $134,785, respectively, for these option grants.

The fair value of the options granted to consultants on October 12, 2006 was calculated using the Black-Scholes option valuation model with the following assumptions:

October 12, 2006 Grant
Expected Volatility	101.38%
Expected dividends	None
Expected Term (Years)	4
Risk Free Interest Rate	4.42%

2007 Option Grants

On March 14, 2007 the Company granted 20,000 options to an employee of the Company. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant and have an exercise price of $1.63. The options expire on March 14, 2011. On November 8, 2007, the employee resigned and the options were forfeited.

On April 13, 2007 the Company granted 500,000 options to its Chief Operating Officer. The options vest in six semi-annual installments from the date of grant over three years, and have an exercise price of $1.25. The options expire on April 13, 2012.

On July 3, 2007, the Company granted 200,000 options to its Chief Financial Officer. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant and have an exercise price of $1.29. The options expire on July 3, 2011. On the same date, the Company granted 25,000 options to the Vice President of Sales. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant and have an exercise price of $1.29. The options expire on July 3, 2011. The stock options as of the date of the grant shall be expensed as compensation in the Company's consolidated statement of operations ratably over a 36 month service period.

On August 27, 2007, the Company granted 20,000 options to an employee of the Company. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant and have an exercise price of $1.37. The options expire on August 27, 2012. On that same date, the Company granted 150,000 options to a Director of the Company. The options vest on an annual basis from January 9, 2007, the date the Director was appointed to the Company, and vest over three years, with the first one-third vesting to occur one year from the Appointment Date. The grant has an exercise price of $1.37. The options expire on August 27, 2012. The stock options as of the date of the grant shall be expensed as compensation in the Company's consolidated statement of operations ratably over a 36 month service period.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

On September 28, 2007, the Company granted warrants to a consultant to purchase up to 150,000 shares of common stock from the Company at an exercise price of $1.38 per share. The warrants were granted to the consultant in accordance with an Investor Relations Agreement dated May 9, 2006, as amended by the First Addendum dated September 19, 2007, entered into by the Company and the consultant. The vesting schedule of the consultant warrants are contingent upon the number of shares issued upon the exercise of investor warrants sold by the Company in a private placement in May 2007. A total of 4,000,000 warrants were issued in that private placement. The warrants become exercisable, subject to terms and conditions of the investor relations agreement, as follows: the first one-third of the consultant’s warrants vest upon the exercise of 1,217,200 investor warrants, the second one-third of the consultant’s warrants vest upon the exercise of 2,434,400 investor warrants, and the final one-third of the consultant’s warrants vest upon the exercise of 3,651,600 investor warrants. The Company used the provisions of FAS 123(R) and EITF 96-18 to account for the compensation expense associated with this warrant issuance. The Company measures the compensation associated with this issuance based on the fair value of the equity instrument. There was no measurement date to calculate the fair value of this issuance at the date of grant because the performance commitment had not yet occurred and the performance by the consultant was not complete. The Company calculates the expense at each reporting period based on the fair value of the warrants that will vest during the reporting period. At December 31, 2007 no warrants under this issuance had vested, therefore no expense had been incurred.

On November 12, 2007, the Company granted 24,000 options to a consultant. The first one-third of the options vest on December 1, 2007, and the second and final one-third of the options vest on December 1, 2008 and 2009, respectively. The grant has an exercise price of $0.78 per share. The options expire on April 7, 2012. The Company will use the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with this grant. The Company will measure the compensation associated with these grants based on the fair value of the equity instruments. For the year ended December 31, 2007, the Company recorded compensation expense of $1,193.

The total compensation expense related to the non-vested options on 2007 awards to employees at December 31, 2007 is $675,204. The Company recorded compensation expense of $149,752 for the year ended December 31, 2007 on the 2007 awards to employees.

The fair value of the options granted to consultants on May 9, 2006 and November 12, 2007 and the option grants to employees on March 14, 2007, April 13, 2007, July 3, 2007 and August 27, 2007 were calculated using the Black-Scholes option valuation model with the following assumptions:

	April 13, 2007 Option Grant	March 14, 2007 Option Grant	May 9th, 2006 Consultant Grant
Expected volatility	95.84%	94.45%	100.73%
Expected dividends	None	None	None
Expected term (in years)	3.00	3.00	0.50
Risk-free interest rate	4.50%	4.51%	3.64%

	August 27, 2007 Option Grant	July 3, 2007 Option Grant
Expected volatility	101.38%	99.55%
Expected dividends	None	None
Expected term (in years)	5.00	4.00
Risk-free interest rate	4.32%	4.92%

November 12, 2007 Option Grant
Expected volatility	105.64%
Expected dividends	None
Expected term (in years)	4.95
Risk-free interest rate	3.28%

A summary of option activity under the 2005 Plan as of December 31, 2007 and 2006 and changes during the years then ended is presented below:

	Shares	Weighted Average Exercise Price	Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value
Options
Outstanding, January 1, 2006	2,109,375	$0.80
Granted, May 9, 2006	300,000	1.06
Granted, May 15, 2006	150,000	1.10
Granted, June 19, 2006	150,000	1.19
Granted, October 12, 2006	430,000	1.15
Outstanding, December 31, 2006	3,139,375	$0.91	3.79	$—

Granted, March 14, 2007	20,000	1.63
Granted, April 13, 2007	500,000	1.25
Granted, July 3, 2007	225,000	1.29
Granted, August 27, 2007	170,000	1.37
Granted, November 12, 2007	24,000	0.78
Cancelled	(591,875)	0.99
Outstanding, December 31, 2007	3,486,500	$1.00	3.21	$—

Exercisable, December 31, 2007	2,025,275	$0.91	2.79	$—

A summary of the status of the Company's non-vested shares as of December 31, 2007, and changes during the year ended December 31, 2007, is presented below:

	Shares	Weighted- Average Grant-Date Fair Value
Non-vested Shares
Non-vested, January 1, 2007	1,786,248	$0.42
Granted	939,000	0.70
Cancelled	(305,848)	(0.73)
Vested	(958,175)	0.43
Non-vested, December 31, 2007	1,461,225	$0.72

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 14. INCOME TAXES

The components of the Company’s deferred tax assets as of December 31, 2007 and 2006 are as follows:

Fixed assets and start up costs	$2,270,000	898,000
Stock compensation	342,000	—
Net operating losses	689,000	—
Less: valuation allowance	(3,301,000)	(898,000)
Net deferred tax asset	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of uncertainty of achieving sufficient taxable income in the future, the Company has recorded a full valuation allowance against its deferred tax asset of $3,301,000 as of December 31, 2007 and $898,000 as of December 31, 2006 (an increase of approximately $2,403,000 and $873,000 from the year ended December 31, 2006 and 2005, respectively).

At December 31, 2007, the Company has accumulated net operating losses totaling approximately $2,814,000 that may be used to reduce future tax liabilities. Such net operating losses expire through 2027 and may be limited as the annual amount available for use under Internal Revenue Code Section 382.

A reconciliation of the benefit from income taxes based on the Federal statutory rate to the Company’s effective rate for the years ended December 31, 2007 and 2006 is as follows:

	2007%	2006%
Federal income tax benefit at statutory rate	(34.0)	(34.0)
State income tax benefit, net of federal income tax	(6.0)	(6.0)
Non deductible losses attributable to Skins Inc., a pass-through entity	-	-
Non deductible losses principally arising from unrealized losses on derivative instruments	-	18.7
Change in valuation allowance	40.0	21.3
Total benefit from taxes	-	-

NOTE 15. SUBSEQUENT EVENTS

On February 9, 2008, the Company and Dennis Walker executed an Employment Agreement (the “Agreement”) in connection with the employment of Mr. Walker as the Company’s Senior Vice President of Sales. Pursuant to the terms of the Agreement, the Company will employ Mr. Walker for a period of three years with successive one-year automatic renewals unless either party provides 180-days’ advance notice of intent not to renew. The Company will pay Mr. Walker an annual base salary of $200,000 with a bonus of up to 40% of the base salary at the discretion of the Board of Directors or its Compensation Committee. Mr. Walker is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a monthly automobile allowance. The Company also agreed to grant Mr. Walker 50,000 options exercisable at fair market value on the date of grant under the Company’s Amended and Restated 2005 Incentive Plan. In the event Mr. Walker is terminated without cause or he resigns with good reason, as defined in the agreement, he will be entitled to severance pay from the Company. The amount of the severance pay will be an amount equal to (i) ten months of his base pay if the termination of his employment occurs during the first year of employment under the Agreement, (ii) eleven months of his base pay if termination of his employment occurs during the second year of employment under the Agreement, or (iii) months of his base pay if the termination occurs during the third year of employment under the Agreement. The severance pay would be paid in accordance with the Company’s usual paydays during the applicable severance period.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

On February 12, 2008, the Company entered into an office space lease agreement (the “Lease”) with Summit Office Suites. Pursuant to the terms of the Lease, the Company will pay a base monthly rent of $1,430 (including utilities, maintenance, and a rate abatement) for a room located at 1115 Broadway, 12th Floor, New York, NY 10010. Other one-time and continuing fees are due and payable. The Lease expires on May 31, 2008. The Company may terminate the Lease on the last day of any month provided that 60-day prior written notice has been provided.

On February 29, 2008, the Company granted 50,000 options to it’s Senior Vice President of Sales. On the same date, the Company granted 50,000 options to an employee. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant and have an exercise price of $.24. The options expire on February 29, 2012 and 2013, respectively. The stock options as of the date of the grant have a fair value of approximately $19,000, which shall be expensed as compensation in the Company’s consolidated statement of operations ratably over a 36 month service period.

On March 26, 2008, the Company granted 50,000 options to an employee. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant and have an exercise price of $.31. The options expire on March 26, 2013. The stock options as of the date of the grant have a fair value of approximately $13,000, which shall be expensed as compensation in the Company’s consolidated statement of operations ratably over a 36 month service period.

On March 27, 2008, we received the resignation of our Chief Operating Officer (COO”), from his position with the Company effective immediately. On April 8, 2008, the Company entered into a separation agreement and release (“Separation Agreement”) with Its COO in connection with his resignation as COO of the Company. Pursuant to the Separation Agreement, Our COO agreed that he was not entitled to any further payments or benefits, including any annual incentive/performance bonus, under his employment agreement with the Company. Our COO also agreed to release the Company from any and all claims and rights that its COO may have against the Company, including, but not limited to, any claims arising out of or relating to the employment agreement, those claims of which its COO is not aware, and all claims for attorney’s fees, costs, and interest. In exchange, the Company agreed to amend its COO’s stock option agreement to permit the vesting of 250,000 options, permit participation of such options in the option repricing (as described above), and permit the options to be exercisable for one year from the date of the termination of its COO’s employment.

On April 2, 2008, the board of directors of the Company acted to reprice a total of 2,794,625 options that it had previously granted to certain employees, directors and consultants of the Company. The options, all of which had been previously issued pursuant to the Amended And Restated 2005 Incentive Plan (the “Plan”), were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of the Company’s common stock on the date of approval by the Board of Directors. The Board of Directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of the Company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing. Total additional compensation expense on non-vested options relating to the April 2, 2008 repricing is approximately $26,000 which will be expensed ratably over the 8 to 29 months service periods that remain. Additional compensation expense on vested options relating to the April 2, 2008 repricing is approximately $73,000 which was fully expensed on April 2, 2008.

The repriced options had originally been issued with $.80 to $1.37 per share option exercise prices, which prices reflected the then current market prices of the Company’s stock on the dates of original grant. As a result of the recent sharp reduction in the Company’s stock price, the Board of Directors believed that such options no longer would properly incentivize the Company’s employees, officers and consultants who held such options to work in the best interests of the Company and its stockholders. Moreover, the Board of Directors believed that if these options were repriced, that such options would provide better incentives to such employees, officers and directors.

SKINS INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements

On April 9, 2008, the Company sold a total of 13,403,225 units to 27 investors and raised aggregate gross proceeds of approximately $2,680,645 in a private offering. Of the gross proceeds of $2,680,645 raised in the offering,

(i)	$1,935,000 represents cash received by the Company from investors,

(ii)	$705,000 represents an amount due under six secured promissory notes previously issued by the Company that was invested by five holders into this offering, and

(iii)	$40,645 represents amounts owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them.

In addition, the Company issued 100,000 units to a financial consultant that provided services in connection with the offering in lieu of $20,000 payment in cash for such services.

The offering was made pursuant to a U.S. investor subscription agreement and an offshore subscription agreement, each dated April 9, 2008, Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering. The Company agreed to register the shares of common stock and the shares of common stock underlying the warrants on a registration statement that must be filed with the Securities and Exchange Commission within the earlier of 21 days after the closing of the offering or 10 days after the Company filed it Annual Report on Form 10-KSB.

In an effort to preserve cash for Company operations, it agreed to convert the $40,645 in debt owed to the non-employee board members and advisory board members into the offering in lieu of payment for fees due to them. Similarly, the Company agreed to convert the $705,000 in principal debt owed under the secured promissory notes into the offering to preserve cash for Company operations. Each of the secured note holders agreed to waive payment of any and all interest due under the note.

Upon execution of the secured notes, the holders received shares of common stock in an amount that was equal to (x) half of the principal amount of the note divided by (y) the closing trading price of the Company’s common stock on the date of the note. The lowest trading price used to calculate the number of shares to be issued under the secured notes was $0.22 per share. In consideration of the holders investing the principal due into private placement in lieu of payment and waiving any and all interest due, each holder that received shares upon the execution of the note based on a trading price higher than $0.22 per share was issued additional shares of common stock. These additional shares were equal to the number of shares that would have been received if $0.22 were in the formula, minus the number of shares actually received upon execution of the secured note. A total of 316,298 additional shares were issued to these secured note holders. Our Chief Financial Officer and Chairman of the Board each held a note that converted into the private placement in amounts of $15,000 and $100,000, respectively, on the same terms and conditions as the rest of the investors.

On April 9, 2008, the Company granted 125,000 options to an employee. The options vest on an annual basis over three years, with the first one-third vesting on the one year anniversary of the grant and have an exercise price of $.59. The options expire on April 9, 2012. The stock options as of the date of the grant have a fair value of approximately $60,500, which shall be expensed as compensation in the Company’s consolidated statement of operations ratably over a 36 month service period.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.

Securities and Exchange Commission registration fee*	$517
Transfer Agent Fees	2,000
Accounting fees and expenses	20,000
Legal fees and expenses	40,000
Miscellaneous	2,483
Total	$65,000

* All amounts are estimates other than the Commission’s registration fee.

Item 14. Indemnification of directors and officers

The General Corporate Law of Nevada empowers a company incorporated in Nevada, such as the Registrant, to indemnify its directors and officers under certain circumstances.

The Registrant’s Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to the Registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

The Registrant’s Bylaws provide that no officer or director shall be personally liable for any obligations of the Registrant or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of the Registrant. The Bylaws also state that the Registrant will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. The Registrant will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. The Registrant’s Bylaws also provide that it, its directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under Nevada law or otherwise, the Registrant has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent sales of unregistered securities

April 2008 Private Placement

On April 9, 2008, we sold a total of 13,403,225 units to 27 investors and raised aggregate gross proceeds of approximately $2,680,645 in a private offering. Of the gross proceeds of $2,680,645 raised in the offering,

(i)	$1,935,000 represents cash received by the Company from investors,

(ii)	$705,000 represents an amount due under six secured promissory notes previously issued by the Company that was invested by five holders into this offering, and

(iii)	$40,645 represents amounts owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them.

The purpose of the Private Placement was to raise working capital. In addition, the Company issued 100,000 units to a financial consultant that provided services in connection with the offering in lieu of $20,000 payment in cash for such services.

The offering was made pursuant to a U.S. investor subscription agreement and an offshore subscription agreement, each dated April 9, 2008, respectively. Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering.

The securities offered to 15 of the investors as described above were issued in reliance upon exemptions from registration pursuant to Regulation S of the Securities Act of 1933, as amended. For each investor, the Company complied with the conditions of Rule 903 as follows:

•	The purchasers are all non-U.S. residents.
•	Appropriate legends will be affixed to the stock certificates issued in accordance with Regulation S.
•	Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.
•
Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act.

•	The Company will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration or under an exemption.

The securities offered to 12 of the investors as described above were offered and issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

December 2007 through March 2008 Promissory Notes

From December 2007 through March 2008, we issued Secured Promissory Notes in a total amount of $705,000 to a total of five lenders. Pursuant to the Notes, and in consideration of entering into the Notes, the lenders received a total of 1,285,976 shares of our common stock. In April 2008, we conducted a private placement and the lenders invested the principal amounts due under the Notes into the placement and waived interest due under the Notes. As part of the consideration, we issued an additional 316,298 shares of common stock to the lenders as part of the transaction.

The securities offered to two of the lenders as described above were issued in reliance upon exemptions from registration pursuant to Regulation S of the Securities Act of 1933, as amended. For each lender, the Company complied with the conditions of Rule 903 as follows:

•	The purchasers are all non-U.S. residents.
•	Appropriate legends will be affixed to the stock certificates issued in accordance with Regulation S.
•	Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.
•
Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act.

•	The Company will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration or under an exemption.

The securities offered to the remaining lenders as described above were offered and issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the lenders qualified as an accredited lender (as defined by Rule 501 under the Securities Act of 1933, as amended).

May 2007 Private Placement

On May 21, 2007, the Company sold a total of 4,000,000 units to seven investors and raised an aggregate of $3,000,000 in a private offering under Regulation S of the Securities Act of 1933, as amended. The offering was made pursuant to a subscription agreement dated May 21, 2007. Each unit consists of one share of common stock of the Company and one share purchase warrant, exercisable at an exercise price of $1.00 per share at any time upon election of the holder during the 30 month period following the offering. The Company agreed to register the shares of common stock and the shares of common stock underlying the warrants on a registration statement that must be filed with the Securities and Exchange Commission within 30 days after the closing of the offering. The securities in the bridge financing and private placement were offered, sold and issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving securities in the bridge financing and/or private placement qualified as an accredited investor (as defined by Rule 501 under the Securities Act).

Item 16. Exhibits

Exhibit No.	Description
2.1
Share Exchange Agreement, dated as of November 2, 2005, by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on November 7, 2005).

2.1(a)
Amendment No. 1 to the Share Exchange Agreement dated February 1, 2006 by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc (incorporated by reference to Exhibit 2.1(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

4.1
Form of Stock Purchase Warrant for March 2006 Private Offering. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

4.2	Form of Stock Purchase Warrant May 2007 Private Offering. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 22, 2007).
4.3	Form of Stock Purchase Warrant dated April 9, 2008 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2008).
5.1*	Opinion of Burton, Bartlett & Glogovac.
10.1
Employment Agreement by Mark Klein and the Logicom, Inc. dated March 20, 2006 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

10.1(a)
Amended and Restated Employment Agreement by Mark Klein and the Registrant dated September 28, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on October 4, 2007).

10.2
Executive Employment Agreement by and between Deborah A. Gargiulo and the Registrant dated October 29, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on November 2, 2007).

10.3
Dennis Walker Employment Agreement dated February 9, 2008 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 20, 2008).

10.4
Employment Agreement executed April 13, 2007 between Registrant and Antonio Pavan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2007).

10.4(a)	Stock Option Agreement for Mr. Pavan (incorporated by reference to Exhibit 10.1(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2007).
10.4(b)
Separation Agreement dated April 8, 2008 by and between the Company and Antonio Pavan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 9, 2008).

10.4(c)
Amendment to Stock Option Agreement dated April 8, 2008 by and between the Company and Antonio Pavan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 9, 2008).

10.5
Form of Subscription Agreement for March 2006 Private Offering (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

10.6	Form of Subscription Agreement for May 2007 Private Offering (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 22, 2007).
10.7	Skin Shoes, Inc. 2005 Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).
10.7(a)
Form of Skin Shoes, Inc. Incentive Plan Option Agreement (incorporated by reference to Exhibit 10.2(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

10.7(b)	Skins Inc. Amended and Restated 2005 Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on October 4, 2007).

Exhibit No.	Description
10.8
Form of Skins Inc. Secured Promissory Note December 21, 2007 and January 2, 2008 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on January 11, 2008).

10.9
Form of Skins Inc. Secured Promissory Note dated February 11 and 14, 2008 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 20, 2008).

10.10
Form of Skins Inc. Secured Promissory Note dated February 28 and March 17, 2008 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2008).

10.11
Lease Agreement with Summit Office Suites dated February 12, 2008 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 20, 2008).

10.12
Exclusive Buying Agency and Sourcing Agreement dated December 7, 2005 by and between the Registrant and Atsco Footwear LLC and addendum dated February 27, 2006 (incorporated by reference to Exhibit 10.4 of the Registrant’s registration statement on Form SB-2 file with the Securities and Exchange Commission on June 30, 2006).

10.13
Buying Agency and Sourcing Agreement by and between the Company and Atsco Footwear, LLC dated November 28, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on December 3, 2007).

10.14
Form of U.S. Investor Subscription Agreement dated April 9, 2008 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2008).

10.15
Form of Offshore Investor Subscription Agreement dated April 9, 2008 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2008).

10.16	Form of Note Cancellation Agreement dated April 9, 2008 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2008).
21.1
List of Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s registration statement on Form SB-2 file with the Securities and Exchange Commission on June 30, 2006).

23.1	Consent of Mahoney Cohen & Company, CPA, P.C.
23.2*	Consent of Burton, Bartlett & Glogovac (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

* To be filed by amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes with respect to the securities being offered and sold in this offering:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 24th day of April, 2008.

SKINS INC.

By:	/s/ Mark Klein
Name	Mark Klein
Title:	President and Chief Executive Officer

By:	/s/ Deborah A. Gargiulo
Name	Deborah A. Gargiulo
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Klein, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-1 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Mark Klein	President and Chief Executive (Principal Executive Officer)	April 24, 2008
Mark Klein

/s/ Deborah A. Gargiulo	Chief Financial officer (Principal Financial Officer)	April 24, 2008
Deborah A. Gargiulo

/s/ Michael Rosenthal	Director	April 24, 2008
Michael Rosenthal

/s/ Steve Reimer	Director	April 24, 2008
Steve Reimer

/s/ Frank Zambrelli	Director	April 24, 2008
Frank Zambrelli

EXHIBIT INDEX

Exhibit No.	Description
2.1
Share Exchange Agreement, dated as of November 2, 2005, by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on November 7, 2005).

2.1(a)
Amendment No. 1 to the Share Exchange Agreement dated February 1, 2006 by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc (incorporated by reference to Exhibit 2.1(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

4.1
Form of Stock Purchase Warrant for March 2006 Private Offering. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

4.2	Form of Stock Purchase Warrant May 2007 Private Offering. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 22, 2007).
4.3	Form of Stock Purchase Warrant dated April 9, 2008 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2008).
5.1*	Opinion of Burton, Bartlett & Glogovac.
10.1
Employment Agreement by Mark Klein and the Logicom, Inc. dated March 20, 2006 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

10.1(a)
Amended and Restated Employment Agreement by Mark Klein and the Registrant dated September 28, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on October 4, 2007).

10.2
Executive Employment Agreement by and between Deborah A. Gargiulo and the Registrant dated October 29, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on November 2, 2007).

10.3
Dennis Walker Employment Agreement dated February 9, 2008 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 20, 2008).

10.4
Employment Agreement executed April 13, 2007 between Registrant and Antonio Pavan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2007).

10.4(a)	Stock Option Agreement for Mr. Pavan (incorporated by reference to Exhibit 10.1(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2007).
10.4(b)
Separation Agreement dated April 8, 2008 by and between the Company and Antonio Pavan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 9, 2008).

10.4(c)
Amendment to Stock Option Agreement dated April 8, 2008 by and between the Company and Antonio Pavan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 9, 2008).

10.5
Form of Subscription Agreement for March 2006 Private Offering (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

10.6	Form of Subscription Agreement for May 2007 Private Offering (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 22, 2007).
10.7	Skin Shoes, Inc. 2005 Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).
10.7(a)
Form of Skin Shoes, Inc. Incentive Plan Option Agreement (incorporated by reference to Exhibit 10.2(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

Exhibit No.	Description
10.7(b)	Skins Inc. Amended and Restated 2005 Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on October 4, 2007).
10.8
Form of Skins Inc. Secured Promissory Note December 21, 2007 and January 2, 2008 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on January 11, 2008).

10.9
Form of Skins Inc. Secured Promissory Note dated February 11 and 14, 2008 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 20, 2008).

10.10
Form of Skins Inc. Secured Promissory Note dated February 28 and March 17, 2008 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2008).

10.11
Lease Agreement with Summit Office Suites dated February 12, 2008 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 20, 2008).

10.12
Exclusive Buying Agency and Sourcing Agreement dated December 7, 2005 by and between the Registrant and Atsco Footwear LLC and addendum dated February 27, 2006 (incorporated by reference to Exhibit 10.4 of the Registrant’s registration statement on Form SB-2 file with the Securities and Exchange Commission on June 30, 2006).

10.13
Buying Agency and Sourcing Agreement by and between the Company and Atsco Footwear, LLC dated November 28, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on December 3, 2007).

10.14
Form of U.S. Investor Subscription Agreement dated April 9, 2008 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2008).

10.15
Form of Offshore Investor Subscription Agreement dated April 9, 2008 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2008).

10.16	Form of Note Cancellation Agreement dated April 9, 2008 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2008).
21.1
List of Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s registration statement on Form SB-2 file with the Securities and Exchange Commission on June 30, 2006).

23.1	Consent of Mahoney Cohen & Company, CPA, P.C.
23.2*	Consent of Burton, Bartlett & Glogovac (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

* To be filed by amendment